Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Eureka Homestead Bancorp, Inc.

Metairie, Louisiana

As Of:

February 12, 2019

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426 (614) 766-1459 FAX

February 27, 2019

Boards of Directors

Eureka Homestead Bancorp, Inc.

Eureka Homestead

1922 Veterans Boulevard

Metairie, Louisiana 70005

To the Boards:

We hereby submit our independent appraisal of the pro forma market value of the to be issued stock of the Eureka Homestead Bancorp, Inc. (the “Corporation”) which is the holding company of Eureka Homestead (“Eureka Homestead” or the “Bank”), Metairie, Louisiana. Such stock is to be issued in connection with the application by the Corporation to complete a stock offering, with the Corporation to own 100 percent of the stock of the Bank. This appraisal, as of February 12, 2019, was prepared and provided to the Bank in accordance with the regulatory appraisal requirements and regulations.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks throughout the U.S. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Eureka Homestead and the material provided to us by the independent auditor, T.E. Lott & Company, PA, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of Eurreka Homestead, with the law firm of Luse Gorman, PC, Washington, D.C., the Bank's conversion counsel, and with T.E. Lott & Company, PA, the Bank’s outside auditor. Further, we viewed the Bank's local economy and primary market area and also reviewed the Bank's most recent Business Plan as part of our review process.

The Boards of Directors

Eureka Homestead Bancorp, Inc.

Eureka Homestead

February 27, 2019

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be further updated as required and will give consideration to any new developments in Eureka Homestead’s operations that have an impact on the results of operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation's appraised value in an appraisal update.

It is our opinion that as of February 12, 2019, the pro forma market value or appraised value of the Corporation is $16,000,000 at the midpoint, representing 1,600,000 shares at $10 per share. The pro forma valuation range of the Corporation is from a minimum of $13,600,000 to a maximum of $18,400,000, with a maximum, as adjusted, of $21,160,000, representing 1,360,000 shares, 1,840,000 shares and 2,116,000 shares at $10 per share at the minimum, maximum, and maximum, as adjusted, respectively.

The pro forma appraised value of Eureka Homestead Bancorp, Inc., as of February 12, 2019, is $16,000,000, at the midpoint.

Very truly yours,

/s/ KELLER & COMPANY, INC.

KELLER & COMPANY, INC.

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Eureka Homestead Bancorp, Inc.

Metairie, Louisiana

As Of:

February 12, 2019

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL EXHIBITS		PAGE

1	Balance Sheet at December 31, 2018	75
2	Balance Sheets at December 31, 2014 through 2017	76
3	Statement of Income for the Year Ended December 31, 2018	77
4	Statements of Income for the Years Ended December 31, 2014 through 2017	78
5	Selected Financial Information	79
6	Income and Expense Trends	80
7	Normalized or Core Earnings	81
8	Performance Indicators	82
9	Volume/Rate Analysis	83
10	Yield and Cost Trends	84
11	Net Portfolio Value	85
12	Loan Portfolio Composition	86
13	Loan Maturity Schedule	87
14	Loan Originations, Purchases, Sales and Repayments	88
15	Loan Delinquencies	89
16	Nonperforming Assets	90
17	Classified Assets	91
18	Allowance for Loan Losses	92
19	Mix of Deposits	93
20	Certificates of Deposit by Rate and Maturity	94
21	Borrowed Funds Activity	95
22	Offices of Eureka Homestead	96
23	Management of the Bank	97
24	Key Demographic Data and Trends	98
25	Key Housing Data	99
26	Major Sources of Employment	100
27	Unemployment Rates	101
28	Market Share of Deposits	102
29	National Interest Rates by Quarter	103

LIST OF EXHIBITS (cont.)

NUMERICAL
EXHIBITS		PAGE
30	Thrift Share Data and Pricing Ratios	104
31	Key Financial Data and Ratios	110
32	Recently Converted Thrift Institutions	116
33	Acquisitions and Pending Acquisitions	117
34	Balance Sheets Parameters - Comparable Group Selection	118
35	Operating Performance and Asset Quality Parameters - Comparable Group Selection	119
36	Balance Sheet Ratios Final Comparable Group	120
37	Operating Performance and Asset Quality Ratios Final Comparable Group	121
38	Balance Sheet Totals - Final Comparable Group	122
39	Balance Sheet - Asset Composition Most Recent Quarter	123
40	Balance Sheet - Liability and Equity Most Recent Quarter	124
41	Income and Expense Comparison Trailing Four Quarters	125
42	Income and Expense Comparison as a Percent of Average Assets - Trailing Four Quarters	126
43	Yields, Costs and Earnings Ratios Trailing Four Quarters	127
44	Reserves and Supplemental Data	128
45	Valuation Analysis and Conclusions	129
46	Comparable Group Market, Pricings and Financial Ratios - Stock Prices as of February 12, 2019	130
47	Pro Forma Effects of Conversion Proceeds - Minimum	131
48	Pro Forma Effects of Conversion Proceeds - Midpoint	132
49	Pro Forma Effects of Conversion Proceeds - Maximum	133
50	Pro Forma Effects of Conversion Proceeds - Maximum, as Adjusted	134
51	Summary of Valuation Premium or Discount	135

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	136
B	RB 20 Certification	140
C	Affidavit of Independence	141

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of Eureka Homestead Bancorp, Inc. (the “Corporation”), a Maryland corporation, which will be formed as part of the conversion to own all of the to-be-issued shares of common stock of Eureka Homestead (“Eureka Homestead” or the “Bank”), Metairie, Louisiana. The shares of common stock are to be issued in connection with the Bank’s Application for Approval of Conversion from a state-chartered mutual savings bank to a state-chartered stock savings bank.

The Application is being filed with the Federal Reserve Bank (“FRB”), the Federal Deposit Insurance Corporation (“FDIC”), the Office of the Comptroller of the Currency (“OCC”), and the Securities and Exchange Commission ("SEC"). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman Pomerenk & Schick, PC, Washington, D.C.

This conversion appraisal was prepared based on the guidelines used by the OCC entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization,” in accordance with application requirements and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm's-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

1

Introduction (cont.)

As part of our appraisal procedure, we have reviewed the audited financial statements for the five fiscal years ended December 31, 2014 through 2018, and discussed them with Eureka Homestead’s management and with Eureka Homestead’s current independent auditors, T.E. Lott & Company, PA, Columbus, Mississippi, and with Hannis T. Bourgeois, LLP, New Orleans, Louisiana, for prior financials. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form AC and discussed it with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have traveled Eureka Homestead’s market area. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Louisiana and the United States. We have also examined the competitive market within which Eureka Homestead operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of Eureka Homestead to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

2

I.	DESCRIPTION OF EUREKA HOMESTEAD

GENERAL

Eureka Homestead was organized in 1884 as a state-chartered mutual savings and loan association. In 2002, Eureka Homestead changed its charter to a federally chartered mutual savings bank with the name Eureka Homestead.

Eureka Homestead conducts its business from its main office located at 1922 Veterans Memorial Boulevard in Metairie, Louisiana. Eureka Homestead has no branch offices but does have a loan production office in New Orleans. The Bank’s primary retail market area is focused on Jefferson Parish, while the Bank’s lending market includes Jefferson Parish and Orleans Parish.

Eureka Homestead’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Bank Insurance Fund ("BIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Eureka Homestead is a member of the Federal Home Loan Bank (the "FHLB") of Dallas and is regulated by the Office of the Comptroller of the Currency. As of December 31, 2018, Eureka Homestead had assets of $98,070,000, deposits of $56,183,000 and equity of $12,239,000.

Eureka Homestead has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Eureka Homestead has been most active in the origination of one- to four-family loans, which represented 95.4 percent of its loan originations during the fiscal year ended December 31, 2018. One- to four-family loan originations represented a smaller 93.5 percent of loan originations during the year ended December 31, 2017. At December 31, 2018, 93.2 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings, compared to a larger 93.9 percent at December 31, 2017, with the primary sources of funds being retail deposits from residents in its local communities and to a much lesser extent, FHLB advances. The Bank is also an originator of commercial real estate loans, home equity loans, consumer loans, construction loans and multi-family loans. Consumer loans were minimal and include loans on deposit accounts and other secured and unsecured personal loans.

3

General (cont.)

The Bank had cash and investments, including mortgage-backed securities, of $9.6 million, or 9.8 percent of its assets, excluding FHLB stock which totaled $1,376,000 or 1.4 percent of assets at December 31, 2018. Deposits, principal payments, FHLB advances and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold in the stock conversion will be $16.0 million or 1,600,000 shares at $10 per share based on the midpoint of the appraised value of $16.0 million. The net conversion proceeds will be $14.73 million, reflecting conversion expenses of $1.27 million. The actual cash proceeds to the Bank of $7.4 million will represent 50.0 percent of the net conversion proceeds at the midpoint. The ESOP will represent 8.00 percent of the gross shares issued or 128,000 shares at $10 per share, representing $1,280,000. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP or to purchase interest-bearing deposits and short- and intermediate-term government or federal agency securities.

The Bank has experienced a slight deposit increase of $464,000 over the past four fiscal years, with deposits increasing 0.8 percent from December 31, 2014, to December 31, 2018, or an average of 0.2 percent per year. From December 31, 2017, to December 31, 2018, deposits increased by $3.1 million or 5.8 percent, compared to an increase of 10.0 percent in fiscal 2017.

4

General (cont.)

The Bank experienced an increase in its loan portfolio during the previous four years of 2014 to 2017, while focusing on maintaining its favorable asset quality position, on strengthening its net interest margin and on maintaining a reasonable equity to assets ratio. In 2018, the Bank continued its loan growth but experienced smaller loan growth than in 2016 or 2017. Equity to assets increased from 11.86 percent of assets at December 31, 2014, to 12.48 percent at December 31, 2018.

The primary lending strategy of Eureka Homestead has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of multi-family loans and commercial real estate loans, the origination of home equity loans, the origination of construction loans and the origination of consumer loans.

The Bank’s share of one- to four-family mortgage loans has decreased slightly from 93.9 percent of gross loans at December 31, 2017, to 93.2 percent as of December 31, 2018. Multi-family loans increased from 3.4 percent of loans to 5.1 percent of loans, and commercial real estate loans decreased from 2.1 percent of loans to 1.4 percent from December 31, 2017, to December 31, 2018. All types of real estate loans as a group increased slightly from 99.4 percent of gross loans at December 31, 2017, to 99.7 percent at December 31, 2018. The increase in real estate loans was offset by the Bank’s decrease in consumer loans. The Bank’s share of consumer loans witnessed a decrease in their share of loans from 0.6 percent at December 31, 2017, to 0.3 percent at December 31, 2018.

Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in response to the Bank’s changing level of loans and nonperforming assets. At December 31, 2017, Eureka Homestead had $850,000 in its loan loss allowance or 1.08 percent of gross loans, and 366.68 percent of nonperforming loans with the loan loss allowance remaining at $850,000, representing a lesser 1.05 percent of gross loans and was not applicable relative to nonperforming loans because of the Bank’s absence of nonperforming loans.

5

General (cont.)

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings followed by gains on loan sales with a continued emphasis on strengthening noninterest income and controlling noninterest expenses. With a primary dependence on net interest margin and gains on loan sales for earnings, current management will focus on striving to strengthen the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and increasing other components of noninterest income, controlling nonperforming assets, monitoring noninterest expenses and reducing interest expense.

6

PERFORMANCE OVERVIEW

The financial position of Eureka Homestead at fiscal year end December 31, 2014, through December 31, 2018, is shown in Exhibits 1 and 2, and the earnings performance of Eureka Homestead for the fiscal years 2014 through 2018 is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at December 31, 2017 and 2018. Eureka Homestead has experienced a rise in its loan portfolio, a rise in its asset base, minimal change in cash and investments, and an increase in deposits from 2017 to 2018.

With regard to the Bank’s historical financial condition, Eureka Homestead has experienced a modest increase in assets from December 31, 2016, to December 31, 2017, with a moderate increase in loans, a moderate increase in deposits and a slight decrease in the dollar level of equity over the prior year. Then from December 31, 2017, to December 31, 2018, Eureka Homestead experienced modest growth in loans, a moderate rise in deposits, a modest rise in assets, a moderate rise in cash and investments, and a modest increase in equity.

The Bank witnessed an increase in assets of $3.4 million or 3.6 percent and an increase in deposits of $3.1 million or 5.8 percent for the period of December 31, 2017, to December 31, 2018. Over the past four fiscal periods, the Bank experienced its largest dollar increase in assets of $3.4 million in fiscal year 2018, due primarily to a $1.8 million increase in net loans, and a $1.7 million increase in cash and investments, with a $3.1 million increase in deposits and minimal change in FHLB advances.

Eureka Homestead’s net loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $79.3 million at December 31, 2017, to $81.1 million at December 31, 2018, and represented a total increase of $1.8 million, or 2.3 percent.

Eureka Homestead has obtained funds through deposits and FHLB advances with a stronger use of FHLB advances totaling $26.0 million at December 31, 2018. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits increased $4.6 million or 9.5 percent from fiscal 2016 to 2017 and a lesser $3.1 million or 5.8 percent from fiscal 2017 to 2018.

7

Performance Overview (cont.)

The Bank witnessed an increase in its dollar equity level from 2017 to 2018. At December 31, 2017, the Bank had an equity level of $11.9 million, representing a 12.61 percent equity to assets ratio and increased to $12.2 million at December 31, 2018, representing a higher 12.48 percent equity to assets ratio. The dollar level of equity decreased 0.2 percent from December 31, 2016, to December 31, 2017, and the equity ratio decreased from 12.97 percent of assets in 2016 to 12.61 percent in 2017.

8

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Eureka Homestead. This table provides key income and expense figures in dollars for the fiscal years of 2017 and 2018.

Eureka Homestead witnessed a moderate increase in its dollar level of interest income from fiscal 2017 to fiscal 2018. Interest income was $3.30 million in 2017 and a higher $3.74 million in 2018. The Bank’s interest expense experienced a moderate increase from fiscal year 2017 to 2018. Interest expense increased from $1.29 million in 2017 to $1.65 million in 2018, representing an increase of $364,000 or 28.2 percent. Interest income increased a larger $453,000 or 13.7 percent. Such increase in interest income from 2017 to 2018, notwithstanding the smaller dollar increase in interest expense, resulted in a dollar increase in annual net interest income but a decrease in net interest margin due to the rise in assets.

The Bank had $20,000 in provisions for loan losses in 2017 and had a smaller $11,000 credit in 2018. The impact of those loan loss provisions has been to provide Eureka Homestead with a general valuation allowance of $850,000 at December 31, 2018, or 1.05 percent of gross loans and a “not meaningful” ratio to nonperforming loans, due to the absence of nonperforming loans.

Total other income or noninterest income indicated a minimal decrease in dollars from 2017 to 2018. Noninterest income was $515,000 or 0.54 percent of assets in 2017, with $296,330 in fees on loans sold and a lesser $505,000 in fiscal year 2018 or 0.51 percent of assets in 2018, including $307,000 in fees on loans sold. Noninterest income normally consists primarily of fees on loans sold, service charges, BOLI insurance income, and other income.

The Bank’s general and administrative expenses or noninterest expenses decreased slightly from $2.261 million for the fiscal year of 2017 to $2.256 million for the fiscal year ended December 31, 2018, representing a decrease of 10.3 percent. On a percent of average assets basis, operating expenses decreased from 2.48 percent of average assets for the fiscal year ended December 31, 2017, to 2.30 percent for the fiscal year ended December 31, 2018.

9

Income and Expense (cont.)

The net earnings position of Eureka Homestead has indicated volatility in 2017 and 2018. The annual net income (loss) figures for the fiscal years of 2017 and 2018 were $(25,000) and $295,000, respectively, representing returns on average assets of (0.03) percent and 0.30 percent for fiscal years 2017, and 2018, respectively. The increase in ROAA in 2018 was due to an increase in net interest income and a credit for provision for loan losses.

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended December 31, 2018. The Bank’s normalized earnings typically eliminate any nonrecurring or higher or lower than normal income and expense items. There were two income adjustments and two noninterest expense adjustments, resulting in the normalized income being less than actual income for the twelve months ended December 31, 2018, and equal to net income of $273,000. The core noninterest income adjustments were the loss on sale of securities of $55,000 and a $25,000 reduction related to a gain on real estate, and the core expense adjustments were a reduction in the credit for provision for loan losses and the elimination of the $23,000 credit for real estate owned write-down.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from (0.03) percent in fiscal year 2017, to 0.30 percent in 2018, with the higher earnings in 2018 due to a credit for provision for loan losses, higher net interest income and lower taxes.

The Bank’s net interest rate spread was 2.24 percent in 2017 and a lower 2.12 percent in 2018. The Bank’s net interest margin also indicated a decreasing trend, declining from 2.40 percent in 2017 to 2.30 percent in 2018. Eureka Homestead’s net interest margin decreased 10 basis points from 2017 to 2018.

10

Income and Expense (cont.)

The Bank’s return on average equity improved from 2017 to 2018. The return on average equity improved from (0.20) percent in 2017, to 2.42 percent in 2018, due to a credit for provision for loan loss, higher net interest income and lower taxes.

Eureka Homestead’s ratio of average interest-earning assets to interest-bearing liabilities decreased slightly from 110.43 percent at December 31, 2017, to 109.92 percent at December 31, 2018. The Bank’s overall decrease in its ratio of interest-earning assets to interest-bearing liabilities is the result of the Bank’s increase in deposits.

The Bank’s ratio of noninterest expenses to average assets increased from 2.48 percent in fiscal year 2017 to 2.30 percent in fiscal year 2018. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio." The industry norm is 52.8 percent for all thrifts and 50.9 percent for thrifts with assets of less than $100.0 million, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a modestly lower level of efficiency historically reflected in its higher efficiency ratio, which decreased from 89.71 percent in 2017 to 86.96 percent in 2018.

Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. Eureka Homestead witnessed a modest decrease in its nonperforming loans ratio from 2017 to 2018, and the ratio is currently below the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. Eureka Homestead’s nonperforming loans in 2017 consisted of nonaccrual loans and loans delinquent 90 days or more. The ratio of nonperforming loans to total loans was 0.29 percent of assets at December 31, 2017, and a lower zero percent of assets at December 31, 2018. The Bank’s ratio of nonperforming assets to total assets was zero percent at December 31, 2018, and decreased from 0.31 percent at December 31, 2017.

11

Income and Expense (cont.)

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 1.08 percent of loans at December 31, 2017, and decreased to 1.05 percent at December 31, 2018. As a percentage of nonperforming loans, Eureka Homestead’s allowance for loan losses to nonperforming loans was 366.68 percent at December 31, 2017, and was “not meaningful” at December 31, 2018, due to the absence of nonperforming assets.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year 2018. For the year ended December 31, 2018, net interest income increased $84,000, due to an increase in interest income of $449,000, reduced by a $365,000 increase in interest expense. The increase in interest income was due to an increase due to volume of $337,000, accented by an increase due to rate of $112,000. The increase in interest expense was due to a $105,000 increase due to volume, accented by a $260,000 increase due to rate.

12

YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2017 and 2018, and at December 31, 2018, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

Eureka Homestead’s weighted average yield on its loan portfolio increased 13 basis points from fiscal year 2017 to 2018, from 4.26 percent to 4.39 percent and then increased 19 basis points to 4.58 percent at December 31, 2018. The yield on investment securities increased 24 basis points from fiscal year 2017 to 2018, from 1.72 percent to 1.94 percent and increased 37 basis points to 2.31 percent at December 31, 2018. The yield on other interest-earning assets increased 67 basis points from fiscal year 2017 to 2018, from 1.17 percent to 1.84 percent, and then increased 80 basis points to 2.64 percent at December 31, 2018. The combined weighted average yield on all interest-earning assets increased 18 basis points from 3.94 percent in fiscal year 2017 to 4.12 percent in fiscal year 2018, and then increased to 4.36 percent at December 31, 2018.

Eureka Homestead’s weighted average cost of interest-bearing liabilities increased 30 basis points to 2.00 percent from fiscal year 2017 to 2018, which was more than the Bank’s 18 basis point increase in yield, resulting in a decrease in the Bank’s net interest rate spread of 12 basis points from 2.24 percent to 2.12 percent from 2017 to 2018. Then the Bank’s interest rate spread increased 1 basis point to 2.13 percent at December 31, 2018. The Bank’s net interest margin decreased from 2.40 percent in fiscal year 2017 to 2.30 percent in fiscal year 2018, representing a decrease of 10 basis points.

The Bank’s ratio of average interest-earning assets to interest-bearing liabilities decreased from 110.43 percent for the year ended December 31, 2017, to 109.92 percent for the year ended December 31, 2018.

13

INTEREST RATE SENSITIVITY

Eureka Homestead has monitored its interest rate sensitivity position and focused on maintaining a moderate level of interest rate risk exposure by maintaining a minimal share of adjustable-rate residential mortgage loans, modest shares of commercial real estate and multi-family loans and a minimal share of consumer loans. Eureka Homestead recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, some institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Eureka Homestead has responded to the interest rate sensitivity issue by controlling its share of fixed-rate one- to four-family loans.

The Bank measures its interest rate risk through the use of its economic value of equity (“EVE”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The EVE for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s EVE to asset ratio, the dollar change in EVE, and the change in the EVE ratio for the Bank under rising and falling interest rates. Such changes in the EVE ratio under changing rates are reflective of one of the Bank’s interest rate risk exposure measures. The second interest rate risk exposure measure used by the Bank is the change in its net interest income based on a one-year horizon and a rise in interest rates of 100, 200 and 300 basis points and a decrease in rates of 100 and 200 basis points.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

14

Interest Rate Sensitivity (cont.)

Exhibit 11 provides the Bank’s EVE levels and ratios as of December 31, 2018, based on the most recent calculations and reflects the changes in the Bank’s EVE levels under rising and declining interest rates.

The Bank’s change in its EVE level at December 31, 2018, based on a rise in interest rates of 100 basis points was a 16.01 percent decrease, representing a dollar decrease in equity value of $2,136,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s EVE level was estimated to increase 10.81 percent or $1,443,000 at December 31, 2018. The Bank’s exposure increases to a 34.75 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $4,637,000. The Bank’s exposure based on a 200 basis point decrease in interest rates, was an increase of 15.57 percent or $2,078,000.

The Bank’s post shock EVE ratio based on a 200 basis point rise in interest rates is 9.61 percent and indicates a 396 basis point decrease from its 13.57 percent based on no change in interest rates.

The Bank’s percentage change in its net interest income based on a 100 basis point rise in rates is a decrease of 1.39 percent and an increase of 0.52 percent based on a 100 basis point decrease in rates. Based on a 200 basis point rise in rates, the Bank’s change in net interest income is a decrease of 3.23 percent.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to Eureka Homestead’s recognition of the need to control its interest rate exposure, the Bank has pursued the origination of adjustable-rate loans. The Bank plans to increase its lending activity in the future and strive to maintain a modest share of adjustable-rate loans. The Bank will also continue to focus on strengthening its EVE ratio, recognizing the planned conversion and stock offering will strengthen the Bank’s equity level and EVE ratio, based on any change in interest rates.

15

LENDING ACTIVITIES

Eureka Homestead has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate and multi-family loans and home equity loans, including a small level of consumer loans. Exhibit 12 provides a summary of Eureka Homestead’s loan portfolio by loan type at December 31, 2017 and 2018.

The primary loan type for Eureka Homestead has been residential loans secured by one- to four-family dwellings, representing a strong 93.2 percent of the Bank’s gross loans as of December 31, 2018. This share of loans has seen a minimal decrease from 93.9 percent at December 31, 2017. The second largest real estate loan type as of December 31, 2018, was multi-family loans, which comprised a moderate 5.1 percent of gross loans at December 31, 2018, compared to 3.4 percent as of December 31, 2017. The third largest real estate loan type was commercial real estate loans, which comprised a modest 1.4 percent of gross loans at December 31, 2018, compared to a larger 2.1 percent at December 31, 2017. These three real estate loan categories represented a strong 99.7 percent of gross loans at December 31, 2018, compared to a lesser 99.4 percent of gross loans at December 31, 2017.

The consumer loan category was the smallest loan category at December 31, 2018, and represented a minimal $211,000 or 0.3 percent of gross loans compared to 0.6 percent at December 31, 2017. The overall mix of loans has witnessed a minimal change from December 31, 2017, to December 31, 2018, with the Bank having increased its share of multi-family loans to offset its decreases in one- to four-family loans and commercial real estate loans.

16

Lending Activities (cont.)

The emphasis of Eureka Homestead’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences, with recent activity in the sale of a portion of these loans. Such residences are located primarily in Jefferson Parish and Orleans Parish, Louisiana. At December 31, 2018, 93.2 percent of Eureka Homestead’s gross loans consisted of loans secured by one- to four-family residential properties.

The Bank offers two types of adjustable-rate mortgage loans, ("ARMs") with adjustment periods of three years and five years. The interest rates on ARMs are generally indexed to the weekly average yield on U.S. Treasury rate securities adjusted to a constant maturity of one year plus a margin of 2.25 percent. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 5.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury securities rate. The Bank normally retains all ARMs which it originates. The majority of ARMs have terms of up to 30 years, which is the maximum term offered, with some loans having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s other key mortgage loan product is a fixed-rate mortgage loan with Eureka Homestead’s fixed-rate mortgage loans having terms of 15 years, 20 years and 30 years. Fixed-rate mortgage loans have a maximum term of 30 years. These loans are generally written in accordance with Fannie Mae guidelines. The Bank’s fixed-rate and adjustable rate mortgage loans normally conform to the maximum loan limits.

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Lending Activities (cont.)

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80.0 percent at Eureka Homestead, even though the Bank is permitted to make loans up to a 95.0 percent of the purchase price or appraised value. While the Bank can make loans above 95.0 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 80.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank maintains an escrow account for insurance and taxes on conventional one-to four family mortgage loans. On occasion, the Bank may allow the borrower to pay their own taxes and insurance, but proof of payment is required.

Eureka Homestead has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The Bank had a total of $4.1 million in multi-family loans, and $1.2 million in multi-family loans at December 31, 2018, or a combined 6.5 percent of gross loans, compared to a combined $4.4 million and a lesser 5.5 percent, combined, of gross loans at December 31, 2017.

The major portion of commercial real estate and multi-family loans are secured by apartment buildings, small retail establishments, office buildings, and other mixed-use properties used for business. Most of the multi-family and commercial real estate loans are fully amortizing with an amortization period of 25 years. The maximum loan-to-value ratio is normally 75.0 percent for commercial real estate loans and multi-family loans.

Eureka Homestead is also an originator of construction loans. Construction loans have a normal term of 12 months and provide for interest only payments during the construction phase. Upon completion of construction, the construction loans convert to a longer-term permanent mortgage loan. Construction loans have a maximum loan-to-value ratio of 85.0 percent.

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Lending Activities (cont.)

Eureka Homestead is also an originator of home equity loans, including a small level of consumer loans, with these loans totaling $1.6 million at December 31, 2018, and representing 2.0 percent of gross loans. Home equity loans have a fixed rate with a maximum term of 15 years. The normal maximum loan-to-value ratio is 90.0 percent. Eureka Homestead makes home equity loans to borrowers where the Bank holds the first mortgage as well as to borrowers where the Bank does not hold the first mortgage.

Exhibit 13 provides a loan maturity schedule and breakdown and summary of Eureka Homestead’s fixed- and adjustable-rate loans, indicating a strong majority of fixed-rate loans. At December 31, 2018, 99.2 percent of the Bank’s loans due after December 31, 2019, were fixed-rate and 0.8 percent were adjustable-rate. At December 31, 2018, the Bank had 0.7 percent of its loans due on or before December 31, 2018, or in one year or less, with 1.8 percent due by December 31, 2023, or in one to five years. The Bank had a strong 81.4 percent of its loans with a maturity of more than 15 years.

As indicated in Exhibit 14, Eureka Homestead experienced a modest decrease in its one- to four-family loan originations and total loan originations from fiscal year 2017 to 2018. Total loan originations in fiscal year 2017 were $27.0 million compared to a lesser $25.1 million in fiscal year 2018, reflective of the lower level of one- to four-family loans originated, decreasing from $25.3 million to $23.7 million. The decrease in one- to-four-family loan originations from 2017 to 2018 of $1.6 million represented 84.2 percent of the Bank’s $1.9 million decrease in total loan originations from 2017 to 2018, with multi-family loans decreasing $10,000. Consumer loans decreased $597,000.

Overall, loan originations exceeded loan sales, principal payments, charge-offs, loan repayments and other deductions in the years ended December 31, 2017 and 2018. In fiscal 2017, loan originations exceeded reductions by $8.8 millions, impacted by $11.0 million in loan sales, and then exceeded reductions by $1.6 million in 2018, impacted by $12.4 million in loan sales in the year ended December 31, 2018.

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NONPERFORMING ASSETS

Eureka Homestead understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have dealt with higher levels of nonperforming assets in the past and have been forced to recognize significant losses, setting aside major valuation allowances. The level of nonperforming assets has decreased steadily and significantly over the past three years.

A sharp increase in nonperforming assets in the past was often related to specific regions of the country and was frequently associated with higher risk loans, including purchased commercial real estate loans and multi-family loans. Eureka Homestead has maintained a lower share of nonperforming assets and has experienced a modest decrease in its level of nonperforming assets, with nonperforming assets decreasing to zero in 2018.

Exhibit 15 provides a summary of Eureka Homestead’s delinquent loans at December 31, 2017 and 2018, indicating an overall decrease in the dollar amount of delinquent loans from December 31, 2017, to December 31, 2018. The Bank had $398,000 in loans delinquent 30 to 89 days at December 31, 2018. Loans delinquent 90 days or more were zero at December 31, 2018, with these two categories representing 0.49 percent of gross loans, with all of them one- to four-family real estate loans. At December 31, 2017, delinquent loans of 30 to 89 days totaled $613,000 or 0.76 percent of gross loans and loans delinquent 90 days or more were $86,000 for a combined total of $699,000 and a share of 0.87 percent of gross loans, compared to a lower $398,000 or 0.11 percent of gross loans, and a lower 0.49 percent of gross loans at December 31, 2018.

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Nonperforming Assets (cont.)

It is normal procedure for Eureka Homestead’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and possibly commence foreclosure proceedings. When a loan is delinquent 30 days, the Bank attempts to contact the borrower by phone. Such delinquent loans are also reported to the board of directors monthly. If the loan still remains delinquent after 90 days, the loan is considered in default, and a certified letter is generally sent to the borrower indicating the entire balance is due. The loan is then transferred to the appropriate collections personnel. The loan is placed on nonaccrual status. If the loan is not made current by no later than 120 days, foreclosure proceedings will begin.

Exhibit 16 provides a summary of Eureka Homestead’s nonperforming assets at December 31, 2017 and 2018. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a lower dollar level of nonperforming assets at December 31, 2018, relative to December 31, 2017. Eureka Homestead’s level of nonperforming assets was $384,000 at December 31, 2017, and a lower zero at December 31, 2018, which represented 0.31 percent of assets in 2017 and zero percent in 2018. The Bank’s nonperforming assets included $232,000 in nonaccrual loans, $86,000 in loans 90 days or more past due, no troubled debt restructurings, and $66,000 in real estate owned for a total of $384,000 at December 31, 2017. At December 31, 2018, nonperforming assets were zero or zero percent of assets with no loans 90 days or more past due, no nonaccrual loans, no troubled debt restructurings and no real estate owned.

Eureka Homestead’s levels of nonperforming assets were lower than its levels of classified assets. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 0.87 percent of assets at December 31, 2017, and 0.59 percent at December 31, 2018 (reference Exhibit 17). The Bank’s classified assets consisted of $580,000 in substandard assets, with no assets classified as doubtful or loss at December 31, 2018, and totaled $828,000 in substandard assets at December 31, 2017.

Exhibit 18 shows Eureka Homestead’s allowance for loan losses at December 31, 2017 and 2018, indicating the activity and the resultant balances. Eureka Homestead has witnessed no change in its balance of allowance for loan losses, remaining at $850,000 at December 31, 2017, and at December 31, 2018. The Bank had provisions for loan losses of $20,000 in fiscal 2017 and $(11,000) in fiscal 2018.

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Nonperforming Assets (cont.)

The Bank had total charge-offs of $70,000 in 2017 and zero in 2018, with recoveries of zero in 2017 and $11,000 in 2018. The Bank’s ratio of allowance for loan losses to gross loans was 1.08 percent at December 31, 2017, and a lower 1.05 percent at December 31, 2018. Allowance for loan losses to nonperforming loans was 366.38 percent at December 31, 2017, and “not meaningful” at December 31, 2018, due to the absence of nonperforming loans.

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INVESTMENTS

The Bank’s investment and securities portfolio consists entirely of mortgage-backed securities. The Bank had $6.1 million in mortgage-backed securities at December 31, 2017, and a lesser $5.8 million at December 31, 2018. The Bank also had cash and interest-bearing deposits totaling $3.8 million at December 31, 2018, and a lesser $1.7 million at December 31, 2017. The Bank had $1,376,000 in FHLB stock at December 31, 2018. The weighted average yield on interest-bearing deposits was 1.84 percent for the year ended December 31, 2018, and 1.94 percent on securities available-for-sale.

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DEPOSIT ACTIVITIES

The mix of average deposits by amount at December 31, 2017 and 2018, is provided in Exhibit 19. There has been a moderate change in total deposits and a minimal change in the deposit mix during this period. Total average deposits have increased from $47.6 million at December 31, 2017, to $55.6 million at December 31, 2018, representing an increase of $8.0 million or 16.8 percent. The balance of certificates of deposit has increased from $44.1 million at December 31, 2017, to $52.2 million at December 31, 2018, representing an increase of $8.1 million or 18.4 percent, while savings and money market accounts have decreased $204,000 from $3.6 million at December 31, 2017, to $3.4 million at December 31, 2018, or 5.7 percent. The balance of certificates of deposit includes $21.7 million in Quickrate certificates of deposit or 49.2 percent of total certificates of deposit at December 31, 2017, and a larger $24.8 million in Quickrate certificates of deposit or 47.5 percent of total certificates of deposit at December 31, 2018.

Exhibit 20 provides a breakdown of certificates of $100,000 or more by maturity as of December 31, 2018, and a breakdown of all certificates by rate and maturity at December 31, 2018. A moderate 22.9 percent of the Bank’s certificates of deposit of $100,000 or more mature in six months to one year, with 14.9 percent of certificates maturing in more than three years. The second largest category of certificates based on maturity was certificates maturing in one year to three years, which represented 22.1 percent of these certificates. The largest category based on maturity, for all certificates is one year or less, which represented 60.5 percent of certificates followed by certificates maturing in one year to two years, which represented 16.4 percent of certificates. Based on rate, the largest category was certificates with rates of 2.00 percent to 2.99 percent, which represented 51.8 percent of certificates followed by certificates with rates of 1.00 percent to 1.99 percent with 39.8 percent of total certificates.

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BORROWINGS

Eureka Homestead has made regular use of FHLB advances (reference Exhibit 21) in each of the years ended December 31, 2017 and 2018. The Bank had total FHLB advances of $26.0 million at December 31, 2018, with a weighted average cost of 2.68 percent during the period and a balance of a similar $26.0 million at December 31, 2017, with a weighted average cost of a lower 2.57 percent during the period.

SUBSIDIARIES

Eureka Homestead has no owned subsidiaries.

OFFICE PROPERTIES

Eureka Homestead has one office location in Metairie, Louisiana, with no branches. The Bank has a loan office in New Orleans. The Bank owns its home office and leases its loan office. At December 31, 2018, the Bank’s total investment in fixed assets, based on depreciated cost, was $767,000 or 0.78 percent of assets.

MANAGEMENT

Alan T. Heintzen is the chief executive officer and has served in those capacities with Eureka Homestead since 1996. Mr. Heintzen is also chairman of the board of directors and the chief compliance officer. In accordance with the Bank’s succession plan, in July 2018, Mr. Heintzen relinquished the role of president, a position he had held since 1996 and the corresponding oversight of the day-to-day operations of Eureka Homestead and was elected chairman of the board and began working off-site from the Bank’s office. Including his 22 years of experience at Eureka Homestead, Mr. Heintzen has a total of 40 years of management experience in the banking profession. Mr. Heintzen’s experience provides the board with a perspective on the day-to-day operations of Eureka Homestead and assists the board in assessing the trends and developments in the financial institutions industry on a local and national basis.

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Management (cont.)

Mr. Cecil A. Haskins, Jr., is the president and chief financial officer. He has held the position of president since July 2018 and the position of chief financial officer since September 1999. Mr. Haskins is a certified public accountant with audit and consulting experience for financial institutions nationally and internationally. Mr. Haskins’ experience provides the board with the necessary financial perspective and bank operations, and assists the board in the assessing trends and developments in the financial institutions industry on a local and national basis.

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II.	DESCRIPTION OF PRIMARY MARKET AREA

Eureka Homestead’s market area is focused on Metairie, Louisiana, where the Bank’s office is located, but also includes portions of both Jefferson Parish and Orleans Parish. Exhibit 24 shows the trends in population, households and income for Metairie, Jefferson Parish, Orleans Parish, Louisiana and the United States. The population trends indicate decreases in Metairie, Jefferson Parish and Orleans Parish for the period from 2000 to 2010, most likely due to the catastrophic effects of Hurricane Katrina in 2005, while Louisiana and the United States increased in population. Metairie, Jefferson Parish and Orleans Parish had population decreases of 5.2 percent, 5.0 percent and 29.1 percent, respectively. Louisiana’s and the United States’ populations increased by 1.4 percent and 9.7 percent, respectively, during the same time period. Through 2024, population is projected to increase by 3.2 percent, 3.5 percent and 21.5 percent in Metairie, Jefferson Parish and Orleans Parish, and by 5.8 percent in Louisiana and 10.7 percent in the United States.

More important is the trend in households. Metairie, Jefferson Parish and Orleans Parish experienced 6.0 percent, 3.7 percent and 24.5 percent decreases in households from 2000 through 2010, again due to Hurricane Katrina, compared to increases of 4.4 percent in Louisiana and 10.7 percent in the United States. All areas are projected to increase in households from 2010 through 2024 by 4.3 percent, 4.5 percent, 25.8 percent, 8.0 percent and 10.7 percent, respectively, in Metairie, Jefferson Parish, Orleans Parish, Louisiana and the United States.

Metairie had 2000 per capita income of $24,771, higher than all other areas, with Jefferson Parish at $19,953, Orleans Parish at $17,258, Louisiana at $16,912 and the United States at $22,162. Per capita income increased in all areas from 2000 to 2010. Metairie’s per capita income increased to a still high $31,901, Jefferson Parish and Orleans Parish increased in per capita income to $26,596 and $26,131, respectively. Louisiana’s per capita income increased to $24,264 and the United States’ increased to $26,059. In 2000, median household income in Metairie was $41,265, higher than all but the United States, with Jefferson Parish at $38,435, Orleans Parish at $27,133, Louisiana at $32,566 and the United States with a median household income $41,994. Median household income increased from 2000 to 2010 by 25.2 percent, 26.2 percent, 35.2 percent, 37.2 percent, and 19.2 percent to $51,676, $48,522, $36,681, $44,673, and $50,046 in Metairie, Jefferson Parish, Orleans Parish, Louisiana and the United States, respectively. All areas are also projected to show increases in their median household income levels from 2010 through 2024. Metairie is projected to experience a median household income increase of 20.6 percent to $62,321, while Jefferson Parish, Orleans Parish, Louisiana and the United States are projected to increase by 15.7 percent, 21.0 percent, 13.5 percent, and 25.7 percent, respectively, to $56,118, $44,388, $50,689, and $62,901 median household income, respectively, from 2010 to 2024.

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Description of Primary Market Area (cont.)

Exhibit 25 provides a summary of key housing data for Metairie, Jefferson Parish, Orleans Parish, Louisiana and the United States. In 2000, Metairie had a lower rate of owner-occupancy of 61.8 percent, lower than all other areas except Orleans Parish, with Jefferson Parish at 63.9 percent, Orleans Parish at 46.5 percent, Louisiana at 67.9 percent and the United States at 66.2 percent. As a result, Metairie supported a higher rate of renter-occupied housing of 38.2 percent, compared to 36.1 percent in Jefferson Parish, 53.5 percent in Orleans Parish, 32.1 percent in Louisiana, and 33.8 percent in the United States. In 2010, owner-occupied housing increased in Metairie and Orleans Parish while decreasing slightly in Jefferson Parish, Louisiana and the United States. In 2010, owner-occupied housing was 62.1 percent in Metairie, 63.7 percent in Jefferson Parish, 47.8 percent in Orleans Parish, 67.2 percent in Louisiana and 65.4 percent in the United States.

Metairie’s 2000 median housing value was a higher $139,100, compared to Jefferson Parish at $105,300, Orleans Parish at $87,300, Louisiana at $85,000 and the United States at $119,600. The 2000 median rent in Metairie was $563, which was again higher than Jefferson Parish’s at $544, Orleans Parish’s at $488 and Louisiana’s at $466 but lower than the United States’ at $602. In 2010, median housing values had increased in Metairie to $210,900, in Jefferson Parish to $175,500, in Orleans Parish to $183,800, in Louisiana to $137,700 and in the United States to $179,900. The 2010 median rent levels were $886, $899, $922, $762, and $871 in Metairie, Jefferson and Orleans Parishes, Louisiana and the United States, respectively. More recently, in the 2017 American Community Survey (Census Bureau), median housing values were $223,000, $176,000, $205,000, $152,900 and $193,500 in Metairie, Jefferson Parish, Orleans Parish, Louisiana and the United States, respectively.

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Description of Primary Market Area (cont.)

In 2000, the major source of employment for all areas by industry group, based on share of employment, was the services industry. The services industry was responsible for the majority of employment in Metairie, Jefferson Parish, Orleans Parish, Louisiana and the United States at percentages of 52.9 percent, 53.1 percent, 62.7 percent, 49.4 percent, and 46.7 percent, respectively (reference Exhibit 26). The wholesale/retail industry was the second major employer in all areas. The finance/insurance/real estate group was the third major employer in Metairie, the construction group was the third major employer in Jefferson Parish, the transportation/utilities group was the third major employer in Orleans Parish, and the manufacturing sector was the third major employer in Louisiana and the United States. The agriculture/mining group, construction group, manufacturing group, transportation/utilities, and information group combined to provide 21.6 percent of employment in Metairie. The agriculture/mining group, construction group, transportation/utilities group, information group and finance/insurance/real estate group combined for 22.2 percent of employment in Jefferson Parish. The agriculture/mining, construction group, wholesale/retail group, information group and the finance/insurance/real estate group combined for 19.1 percent of employment in Orleans Parish. The agriculture/mining group, construction group, transportation/utilities group, information group and finance/insurance/real estate group combined for 25.1 percent of employment in Louisiana and 23.9 percent in the United States.

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Description of Primary Market Area (cont.)

In 2010, the services industry, wholesale/retail trade industry, and construction industry provided the first, second and third highest levels of employment, respectively, for Metairie, Orleans Parish and Louisiana, with the services, wholesale/retail trade industry and manufacturing industry indicating first, second and third highest levels in the United States. In Jefferson Parish, the services industry, wholesale/retail group and manufacturing group accounted for first, second and third higher levels of employment. The services group accounted for 55.7 percent, 50.3 percent, 64.6 percent, 52.3 percent and 53.2 percent of employment in Metairie, Jefferson and Orleans Parishes, Louisiana and the United States. The wholesale/retail accounted for 14.6 percent, 16.8 percent, 11.7 percent, 14.6 percent and 14.5 percent of employment in Metairie, Jefferson and Orleans Parishes, Louisiana and the United States. The construction group accounted for 10.0 percent of employment in Metairie, 6.4 percent employment in Orleans Parish and 8.4 percent of employment in Louisiana. Manufacturing accounting for 8.3 percent of employment in Jefferson Parish and 10.4 percent of employment in the United States. The remaining categories accounted for 19.7 percent of employment in Metairie, 24.6 percent of employment in Jefferson Parish, 17.3 percent of employment in Orleans Parish, 24.7 percent of employment in Louisiana, and 21.9 percent of employment in the United States.

Some of the largest employers in Jefferson Parish are:

Employer	Employees	Product/Service
Ochsner Health System	16,771	Healthcare
East Jefferson General Hospital	3,000	Healthcare
Laitram, LLC	2,065	Manufacturing
West Jefferson Medical Cntr.	1,526	Healthcare
Jefferson Parish	1,440	Law Enforcement/Government
Audubon Engineering Co., LLC	950	Engineering
Blessey Marine Service, Inc.	832	Inland Water Passenger Transportation/Towing
Cornerstone Chemical Co	494	Chemical Manufacturer
Favrot & Shane AIA Architects	361	Architectural Services/Property Management
Southern Eureka Homestead Sales & Service	290	Wholesale/Distribution Beer and Ales
Geocent LLC	250	Software Engineering and Technology Consultant

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Description of Primary Market Area (cont.)

The unemployment rate is another key economic indicator. Exhibit 27 shows the unemployment rates in Jefferson Parish, Orleans Parish, Louisiana and the United States in 2014 through 2018. Jefferson Parish has been characterized by lower unemployment rates than state levels. In 2014, Jefferson Parish had an unemployment rate of 6.0 percent, compared to unemployment rates of 6.9 percent in Orleans Parish, 6.4 percent in Louisiana and 6.2 percent in the United States. Jefferson Parish's unemployment rate decreased in 2015, as did those of Orleans Parish, Louisiana and the United States to 5.8 percent, 6.5 percent, 6.3 percent and 5.3 percent, respectively. In 2016, Jefferson Parish’s rate of unemployment decreased as did all other areas to 5.3 percent, 5.8 percent, 6.0 percent and 4.9 percent in Jefferson Parish, Orleans Parish, Louisiana and the United States, respectively. In 2017, Jefferson Parish’s rate of unemployment decreased to 4.5 percent compared to a decrease to 5.1 percent in Orleans Parish, 5.1 percent in Louisiana and to 4.4 percent in the United States. Through 2018, unemployment rates were lower in Jefferson Parish at 4.3 percent, Orleans Parish at 4.9 percent, Louisiana at 4.8 percent and the United States at 3.9 percent.

Exhibit 28 provides deposit data for banks and thrifts in Jefferson Parish. Eureka Homestead’s deposit base in Jefferson Parish was approximately $54.6 million or a 7.9 percent share of the total thrift deposits but a 0.5 percent share of the total deposits, which were approximately $10.7 billion as of June 30, 2018. The market area is dominated by banks, with bank deposits accounting for approximately 93.6 percent of deposits at June 30, 2018.

Exhibit 29 provides interest rate data for each quarter for the years 2014 through 2018. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. The Prime Rate was stable from 2014 to 2017, then increasing steadily in 2017 and continuing in 2018. Short term interest rates experienced a slightly rising trend in 2014 and 2015, then rising at a faster pace in 2016, 2017 and 2018, with the Thirty-Year Treasury rate decreasing in 2014, then rising in 2015, fluctuating in 2016 and then decreasing in 2017 but increasing in 2018.

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SUMMARY

In summary, population and households decreased by in Metairie, Jefferson Parish and Orleans Parish from 2000 to 2010 because of the impact of Hurricane Katrina in 2005. Both are projected to increase by 2024. The 2010 per capita income and median household income levels in Metairie were higher than all other areas, with Jefferson Parish higher than the state 2010 per capita and median household income levels. Also, Jefferson Parish’s unemployment rates have been lower than state rates. According to the 2010 Census, median housing values ranged from a low of $137,700 in Louisiana to a high of $210,900 in Metairie.

The Bank held deposits of approximately 7.9 percent of all thrift deposits in Jefferson Parish as of June 30, 2018, but represented only a 0.5 percent share of the total deposit base of $10.7 billion.

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III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region and in Louisiana.

Exhibits 30 and 31 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 107 publicly traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 30 and 31 also subclassify all thrifts by region, including the 7 publicly traded Southwest thrifts ("Southwest thrifts") and the 4 publicly traded thrifts in Louisiana ("Louisiana thrifts"), and by trading exchange. Exhibit 30 presents prices, pricing ratios and price trends for all publicly traded FDIC-insured thrifts.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

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Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $1.1 billion, a trading exchange requirement that each candidate be traded on one of the two major stock exchanges, the New York Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the West, a merger and acquisition parameter that eliminates any potential candidate that is involved in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to December 31, 2018. Due to the general parameter requirement related to trading on NASDAQ or the New York Stock Exchange, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

Due to lack of comparability, there are no mutual holding companies included as potential comparable group candidates.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is in the process of a merger or acquisition as the seller at December 31, 2018, due to the price impact of such a pending transaction.

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Merger/Acquisition (cont.)

There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 33.

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 107 publicly traded, FDIC-insured savings institutions, excluding mutual holding companies, 3 are traded on the New York Stock Exchange and 54 are traded on NASDAQ. There were an additional 17 traded over the counter and 33 institutions are listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to December 31, 2018, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO date prior to December 31, 2017.

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the West regions.

35

Geographic Location (cont.)

The geographic location parameter consists of the Southwest, Midwest, North Central, Southeast and Northeast regions for a total of twenty states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $1.1 billion or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $98.1 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

36

SUMMARY

Exhibits 34 and 35 show the 22 institutions considered as comparable group candidates after applying the general parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

37

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 34. The balance sheet ratios consist of the following:

1.	Cash and investments to assets
2.	Mortgage-backed securities to assets
3.	One- to four-family loans to assets
4.	Total net loans to assets
5.	Total net loans and mortgage-backed securities to assets
6.	Borrowed funds to assets
7.	Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 5.86 percent at December 31, 2018, and reflects the Bank’s share of cash and investments lower than the national and state averages of 18.5 percent and 14.6 percent, respectively. The Bank's investments have consisted of only interest-bearing deposits.

38

Cash & Investments to Assets (cont.)

For its three most recent fiscal years ended December 31, 2018, the Bank’s average ratio of cash and investments to assets was a lower 4.89 percent, ranging from a low of 1.75 percent in 2017 to high of 7.06 percent in 2016.

The parameter range for cash and investments is has been defined as 40.0 percent or less of assets, with a midpoint of 20.0 percent.

Mortgage-Backed Securities to Assets

At December 31, 2018, the Bank had $5.8 million in mortgage-backed securities, resulting in a 3.95 percent ratio, modestly lower than the national average of 4.49 percent and higher than the regional average of 2.59 percent for publicly traded thrifts. The Bank’s three most recent fiscal year average is 6.28 percent, which is higher than industry averages.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 18.0 percent or less of assets and a midpoint of 9.0 percent.

One- to Four-Family Loans to Assets

The Bank’s lending activity has been focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, excluding construction loans and home equity loans, represented 76.59 percent of the Bank's assets at December 31, 2018, which is lower than its ratio of 78.36 percent at December 31, 2017, and higher than its ratio of 74.50 percent at December 31, 2016. The parameter for this characteristic is 78.00 percent of assets or less in one- to four-family loans with a midpoint of 39.00 percent.

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Total Net Loans to Assets

At December 31, 2018, the Bank had a 83.21 percent ratio of total net loans to assets and a higher three fiscal year average of 83.26 percent, compared to the national average of 75.29 percent and the regional average of 78.83 percent for publicly traded thrifts. The Bank's ratio of total net loans to assets changed from 76.7 percent of total assets at December 31, 2016, to 83.8 percent at December 31, 2017, to 83.2 percent at December 31, 2018.

The parameter for the selection of the comparable group is from 53.0 percent to 93.0 percent with a midpoint of 73.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Bank.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Bank’s shares of mortgage-backed securities to assets and total net loans to assets were 3.95 percent and 83.21 percent, respectively, for a combined share of 87.16 percent. Recognizing the industry and regional ratios of 79.8 percent and 81.4 percent, respectively, the parameter range for the comparable group in this category is 70.0 percent to 95.0 percent, with a midpoint of 82.5 percent.

40

Borrowed Funds to Assets

The Bank had borrowed funds of $26.0 million or 26.54 percent of assets at December 31, 2018, which is significantly higher than the current industry average of 9.84 percent.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has increased recently, due to higher rates paid on deposits and an increased level of lending activity. Many thrifts are aggressively seeking deposits, since quality lending opportunities have increased in the current economic environment.

The parameter range of borrowed funds to assets is 32.0 percent or less with a midpoint of 16.0 percent.

Equity to Assets

The Bank’s equity to assets ratio was 12.48 percent at December 31, 2018, 12.61 percent at December 31, 2017, and 12.96 percent at December 31, 2016, averaging 12.68 percent for the three fiscal years ended December 31, 2018. The Bank’s equity increased in each of the past four fiscal periods from December 31, 2014, to December 31, 2018. After conversion, based on the midpoint value of $16.0 million, with 50.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase to 18.59 percent of assets, with the Corporation’s equity at 22.59 percent of assets.

Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 20.0 percent with a midpoint ratio of 16.0 percent.

41

PERFORMANCE PARAMETERS

Introduction

Exhibit 35 presents five parameters identified as key indicators of the Bank’s earnings performance and the basis for such performance both historically and during the year ended December 31, 2018. The primary performance indicator is the Bank's core return on average assets (ROAA). The second performance indicator is the Bank's core return on average equity (ROAE). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Bank's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the year ended December 31, 2018, the Bank’s core ROAA was 0.30 percent based on a core income after taxes of $273,000, as detailed in Item I of this Report. The net ROAA for the year ended December 31, 2017, was 0.31 percent on net income of $295,000. The Bank's ROAA in its prior two fiscal years of 2016 and 2017, was 0.16 percent and (0.03) percent, respectively, with a three fiscal year average ROAA of 0.14 percent based on net income.

Considering the historical and current earnings performance of the Bank, as well as the industry, the range for the ROAA parameter based on core income has been defined as less than 1.00 percent with a midpoint of 0.50 percent.

42

Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Bank’s core ROAE for the year ended December 31, 2018, was 2.42 percent based on its core earnings. In its most recent three fiscal years, the Bank's average ROAE was 1.19 percent, from a low of (0.21) percent in 2017 to a high of 2.45 percent in 2018.

The parameter range for ROAE for the comparable group, based on core income, is 9.00 percent or less with a midpoint of 4.50 percent.

Net Interest Margin

The Bank had a net interest margin of 2.32 percent for the year ended December 31, 2018, representing net interest income as a percentage of average interest-earning assets. The Bank's net interest margin levels in its two prior fiscal years of 2016 and 2017 were 2.46 percent and 2.40 percent, respectively, averaging 2.39 percent.

The parameter range for the selection of the comparable group is from a low of 2.00 percent to a high of 4.00 percent with a midpoint of 3.00 percent.

43

Operating Expenses to Assets

For the year ended December 31, 2018, the Bank had a 2.34 percent ratio of operating expense to average assets. In its two prior fiscal years of 2016 to 2017, the Bank’s expense ratio averaged 2.53 percent, from a low of 2.34 percent in fiscal year 2018 to a high of 2.56 percent in fiscal year 2016.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.30 percent to a high of 3.80 percent with a midpoint of 2.55 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Bank has experienced a lower level of noninterest income as a source of additional income due to its gains on loans sold. The Bank’s ratio of noninterest income to average assets was 0.52 percent for the year ended December 31, 2018. For its prior two fiscal years ended December 31, 2016, and 2017, the Bank’s ratios of noninterest income to average assets were 0.52 percent and 0.44 percent, respectively, for a three-year average of 0.49 percent.

The range for this parameter for the selection of the comparable group is 1.30 percent of average assets or less, with a midpoint of 0.65 percent.

44

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 35. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of the Bank. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Bank’s ratio of nonperforming assets to assets was zero percent at December 31, 2018, which was lower than the national average of 0.49 percent for publicly traded thrifts and the average of 0.52 percent for Southwest thrifts. The Bank’s ratio of nonperforming assets to total assets averaged 0.44 percent for its most recent three fiscal years ended December 31, 2018, from a high of 1.01 percent at December 31, 2016, to a low of zero percent at December 31, 2018.

The comparable group parameter for nonperforming assets is 1.50 percent or less of total assets, with a midpoint of 0.75 percent.

Repossessed Assets to Assets

The Bank had no repossessed assets at December 31, 2018, representing a ratio to total assets of zero percent, following ratios of repossessed assets to total assets of 0.07 percent and zero percent at December 31, 2017, and December 31, 2016, respectively. National and regional averages were 0.12 percent and 0.07 percent, respectively, for publicly traded thrift institutions.

45

Repossessed Assets to Assets (cont.)

The range for the repossessed assets to total assets parameter is 0.80 percent of assets or less with a midpoint of 0.40 percent.

Loans Loss Reserves to Assets

The Bank had an allowance for loan losses of $850,000, representing a loan loss allowance to total assets ratio of 0.87 percent at December 31, 2018, which was lower than its 0.90 percent ratio at December 31, 2017, and lower than its 0.98 percent ratio at December 31, 2016.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.40 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 36, 37 and 38. The comparable group institutions range in size from $137.1 million to $1.12 billion with an average asset size of $610.3 million and have an average of 8.0 offices per institution. Two of the comparable group institutions are in New York, one each in Illinois, Ohio, Nebraska, Maryland, Louisiana, Pennsylvania, Massachusetts and Minnesota, and all ten are traded on NASDAQ.

46

The Comparable Group (cont.)

The comparable group institutions as a unit have a ratio of equity to assets of 10.9 percent, which is 6.7 percent lower than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.59 percent, lower than all publicly traded thrifts at 0.89 percent and lower than the publicly traded Louisiana thrifts at 1.03 percent.

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IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Bank to all publicly traded thrifts, to publicly traded thrifts in the Southwest region and to Louisiana thrifts, as well as to the ten institutions constituting the Bank’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 39 through 44.

As presented in Exhibits 39 and 40, at December 31, 2018, the Bank’s total equity of 12.48 percent of assets was modestly above the comparable group at 12.48 percent, higher than all thrifts at 11.71 percent, Southwest thrifts at 11.61 percent and higher than Louisiana thrifts at 11.51 percent. The Bank had an 83.21 percent share of net loans in its asset mix, higher than the comparable group at 80.29 percent, all thrifts at 75.29 percent and Southwest thrifts at 78.83 percent and higher than Louisiana thrifts at 76.45 percent. The Bank had a much lower 5.86 percent share of cash and investments with a higher 3.95 percent share of mortgage-backed securities. The comparable group had a higher 14.98 percent share of cash and investments and a lower 3.41 percent share of mortgage-backed securities. All thrifts had a 4.49 percent of assets in mortgage-backed securities and 18.52 percent in cash and investments. The Bank’s 57.29 percent share of deposits was much lower than the comparable group, all thrifts, Southwest thrifts and Louisiana thrifts, reflecting the Bank's much higher share of borrowed funds of 26.54 percent and higher share of equity of 12.58 percent. As ratios to assets, the comparable group had deposits of 80.27 percent and borrowings of 7.77 percent. All thrifts averaged a 77.31 percent share of deposits and 9.84 percent of borrowed funds, while Southwest thrifts had a 78.92 percent share of deposits and an 8.54 percent share of borrowed funds. Louisiana thrifts averaged a 81.56 percent share of deposits and a 6.27 percent share of borrowed funds. The Bank had no goodwill and intangible assets, compared to 0.49 percent for the comparable group, 0.83 percent for all thrifts, 0.84 percent for Southwest thrifts and 0.08 percent for Louisiana thrifts.

48

Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 41, 42 and 43 and provide a synopsis of key sources of income and key expense items for the Bank in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 43, for the year ended December 31, 2018, the Bank had a lower yield on average interest-earning assets relative to the comparable group, all thrifts, Southwest thrifts and Louisiana thrifts. The Bank's yield on interest-earning assets was 4.15 percent compared to the comparable group at 4.19 percent, all thrifts at 4.11 percent, Southwest thrifts at 5.19 percent and Louisiana thrifts at 4.95 percent.

The Bank's cost of funds for the twelve months ended December 31, 2018, was much higher than the comparable group and all thrifts, Southwest thrifts, and Louisiana thrifts. The Bank had an average cost of interest-bearing liabilities of 2.09 percent compared to 1.05 percent for the comparable group, 1.17 percent for all thrifts, 1.15 percent for Southwest thrifts and 1.08 percent for Louisiana thrifts. The Bank's yield on interest-earning assets and cost of funds resulted in a net interest spread of 2.07 percent, which was lower than the comparable group at 3.13 percent, all thrifts at 2.89 percent, lower than Southwest thrifts at 4.03 percent and Louisiana thrifts at 3.86 percent. The Bank generated a net interest margin of 2.32 percent for the year ended December 31, 2018, based on its ratio of net interest income to average interest-earning assets, which was lower than the comparable group ratio of 3.33 percent. All thrifts averaged a higher 3.10 percent net interest margin for the trailing four quarters, with Southwest thrifts at 4.29 percent; and Louisiana thrifts averaged a higher 4.10 percent.

The Bank’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 42. The Bank had $(11,000) in provision for loan losses during the twelve months ended December 31, 2018, representing (0.01) percent of average assets. The average provision for loan losses for the comparable group was 0.09 percent, with all thrifts at 0.08 percent, Southwest thrifts at 0.19 percent and Louisiana thrifts at 0.18 percent.

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Analysis of Financial Performance (cont.)

The Bank's total noninterest income was $505,000 or 0.53 percent of average assets for the year ended December 31, 2018. The Bank’s ratio of noninterest income to average assets was lower than the comparable group at 0.74 percent, and lower than all thrifts at 0.82 percent, Southwest thrifts at 1.11 percent and lower than Louisiana thrifts at 0.58 percent. For the year ended December 31, 2018, the Bank’s operating expense ratio was 2.34 percent of average assets, lower than the comparable group at 2.80 percent, all thrifts at 2.87 percent, Southwest thrifts at 3.73 percent, and Louisiana thrifts at 2.81 percent.

The overall impact of the Bank’s income and expense ratios is reflected in its net income and return on assets. For the year ended December 31, 2018, the Bank had a net ROAA of 0.31 and core ROAA of 0.30 percent. For its most recent four quarters, the comparable group had a higher net ROAA of 0.64 percent and a higher core ROAA of 0.59 percent. All publicly traded thrifts averaged a higher net ROAA of 0.91 percent and a higher 0.89 percent core ROAA, with Southwest thrifts a 0.99 percent net ROAA and a 1.02 percent core ROAA. The twelve month net and core ROAA for the 4 Louisiana thrifts was 1.03 percent and 1.03 percent, respectively.

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V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Eureka Homestead with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the year ended December 31, 2018, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

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Earnings Performance (cont.)

As discussed earlier, the Bank has experienced increases in its assets in three of the past four fiscal years and loans in each of the past four fiscal years and increases in deposits in two of the past four fiscal years, with increases experienced for assets in 2016, 2017 and 2018 and increases in deposits in 2017 and 2018. The Bank has experienced lower positive earnings in four of the past five fiscal years and has focused on controlling its lower balance of nonperforming assets; monitoring and strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities by maintaining a moderate share of cash and investments and adjustable-rate loans, thereby maintaining its overall interest rate risk; reducing its cost of funds; strengthening its moderate level of noninterest income; and strengthening its net interest margin. Historically, the Bank has been characterized with its lower yields and higher costs of funds, which have resulted in a lower net interest margin that has been historically much lower than industry averages due to its lower yield on earning assets even with its lower cost of funds, with the margin trend experiencing minimal decrease over the past two years, and a 2.32 percent net interest margin for the year ended December 31, 2018, was lower than the industry average of 3.10 percent and lower than the comparable group average of 3.33 percent. During its prior two fiscal years, Eureka Homestead’s ratio of interest expense to interest-bearing liabilities has decreased from 2.66 percent in fiscal year 2016 to 2.24 percent in 2017. The Bank’s ratio then decreased to 2.09 percent for the year ended December 31, 2018, which was higher than the average of 1.05 percent for the comparable group and higher than the average of 1.17 percent for all thrifts. Following the conversion, the Bank will continue to control its operating expenses, strive to increase its net interest margin, strive to increase its noninterest income, gradually increase its core net income, increase its return on assets, continue to control its balance of nonperforming and classified assets, and closely monitor its interest rate risk.

The Bank has experienced a modest decrease in loan origination activity from fiscal year 2017 to 2018. Total loan originations in fiscal year 2017 were $27.0 million with a net loan change of an increase of $8.8 million including $11.0 million in loan sales and no loan purchases. Gross loan originations were a smaller $25.1 million in fiscal year 2018, with no loan purchases and $12.4 million in loan sales. This level of originations in 2018 resulted in a net increase in loans of $1.6 million in 2018, noticeably lower than the $8.8 million increase in 2017.

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Earnings Performance (cont.)

From December 31, 2017, to December 31, 2018, one- to four-family loans and commercial real estate loans, multi-family loans, commercial real estate loans and consumer loans have experienced various movements in their balances. Commercial real estate loans and consumer loans indicated dollar decreases of $1.5 million and $277,000, respectively, from December 31, 2017, to December 31, 2018. One- to four-family loans increased in dollars by $1.0 million or 1.3 percent, from December 31, 2017, to December 31, 2018. Multi-family loans increased by $2.5 million or 147.1 percent from December 31, 2017, to December 31, 2018. Overall, the Bank’s lending activities resulted in a total loan increase of $1.7 million or 2.1 percent and a net loan increase of $1.7 million or 2.2 percent from December 31, 2017, to December 31, 2018.

The impact of Eureka Homestead’s primary lending efforts has been to generate a yield on average interest-earning assets of 4.15 percent for the year ended December 31, 2018, compared to a higher 4.19 percent for the comparable group, 4.06 percent for all thrifts and 5.19 percent for Southwest thrifts. The Bank’s ratio of interest income to average assets was 3.88 percent for the year ended December 31, 2018, lower than the comparable group at 3.95 percent, all thrifts at 3.92 percent and Southwest thrifts at 4.92 percent, reflecting the Bank's lower yield.

Eureka Homestead’s 2.09 percent cost of interest-bearing liabilities for the year ended December 31, 2018, was higher than the comparable group at 1.05 percent, higher than all thrifts at 1.17 percent, higher than Southwest thrifts at 1.15 percent and higher than Louisiana thrifts at 1.08 percent. The Bank's resulting net interest spread of 2.07 percent for the year ended December 31, 2018, was lower the comparable group at 3.13 percent and lower than all thrifts at 2.89 percent, Southwest thrifts at 4.03 percent and lower than Louisiana thrifts at 3.86 percent. The Bank's net interest margin of 2.32 percent, based on average interest-earning assets for the year ended December 31, 2018, was lower than the comparable group at 3.33 percent, lower than all thrifts at 3.10 percent, Southwest thrifts at 4.29 percent and Louisiana thrifts at 4.10 percent.

The Bank's ratio of noninterest income to average assets was a higher 0.52 percent for the year ended December 31, 2018, which was lower than the comparable group at 0.74 percent, lower than all thrifts at 0.82 percent and Southwest thrifts at 1.11 percent.

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Earnings Performance (cont.)

The Bank's operating expenses were lower than the comparable group, all thrifts, Southwest thrifts and Louisiana thrifts. For the year ended December 31, 2018, Eureka Homestead had an operating expenses to average assets ratio of 2.34 percent, compared to 2.80 percent for the comparable group, 2.87 percent for all thrifts, 3.73 percent for Southwest thrifts and 2.81 percent for Louisiana thrifts.

For the year ended December 31, 2018, Eureka Homestead generated a lower ratio of noninterest income, a lower ratio of noninterest expenses and a much lower net interest margin relative to its comparable group. The Bank had (0.01) percent in provision for loan losses during the year ended December 31, 2018, compared to the comparable group at 0.09 percent of assets, all thrifts at 0.08 percent and Southwest thrifts at 0.19 percent. The Bank’s allowance for loan losses to total loans of 1.03 percent was lower than the comparable group and lower than all thrifts. The Bank’s reserves to nonperforming assets was “not meaningful” due to the absence of nonperforming assets relative to the comparable group at 460.67 percent and all thrifts at 146.94 percent.

As a result of its operations, the Bank's core income for the year ended December 31, 2018, was lower than the comparable group and its net income was also lower. Based on net earnings, the Bank had a return on average assets of 0.31 percent for the year ended December 31, 2018, and a return on average assets of (0.03) percent and 0.16 percent in fiscal years 2017 and 2016, respectively. The Bank’s core return on average assets was 0.30 percent for the year ended December 31, 2018, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a higher net ROAA of 0.64 percent and a higher core ROAA of 0.59 percent, while all thrifts indicated a higher net ROAA and higher core ROAA of 0.91 percent and 0.89 percent, respectively. Southwest thrifts indicated a net ROAA of 0.99 percent and a core ROAA of 1.02 percent.

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Earnings Performance (cont.)

Following its conversion, Eureka Homestead’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its net interest income, noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a 0.24 percent ROAA in 2019 and then 0.24 percent in 2020. The Bank’s ratio of noninterest income to average assets decreased from fiscal 2017 to 2018. The decrease in noninterest income in fiscal 2018 was due to the Bank’s losses on the sale of securities. Overhead expenses indicated a minimal decrease overall during the past two fiscal years, impacted by the lower compensation costs.

In recognition of the foregoing earnings related factors, considering Eureka Homestead’s historical and current performance measures, as well as Business Plan projections, a downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

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MARKET AREA

Eureka Homestead’s market area is focused on Metairie, Louisiana, where the Bank’s office is located, but also includes portions of both Jefferson Parish and Orleans Parish. The population trends indicate decreases in Metairie, Jefferson Parish and Orleans Parish for the period from 2000 to 2010, most likely due to the catastrophic effects of Hurricane Katrina in 2005, while Louisiana and the United States increased in population. Through 2024, both population and households are projected to increase in Metairie, Jefferson and Orleans Parishes, Louisiana and the United States.

Metairie had higher per capita and median household income than all other areas, and Orleans Parish had a much lower median household income level than all other areas.

In 2010, median housing values were $210,900 in Metairie, $175,500 in Jefferson Parish, $183,800 in Orleans Parish, $137,700 in Louisiana and $179,900 in the United States.

Also, Jefferson Parish has been characterized with lower unemployment rates than the state, and Orleans Parish has been characterized with generally higher unemployment rates than the state, with all areas having higher unemployment rates than those of the United States. Through 2018, Jefferson Parish had an unemployment rate of 4.3 percent, with Orleans Parish at 4.9 percent, Louisiana at 4.8 percent and the United States at 3.9 percent.

The Bank held 7.9 percent of the total thrift deposits in the market area as of June 30, 2018, which represented only a 0.5 percent share of the total deposit base of $10.7 billion.

In recognition of the foregoing factors, we believe that no adjustment is warranted for the Bank’s market area.

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FINANCIAL CONDITION

The financial condition of Eureka Homestead is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 21, and is compared to the comparable group in Exhibits 38, 39, and 40. The Bank's ratio of total equity to total assets was 12.48 percent at December 31, 2018, which was above the comparable group at 10.93 percent and higher than all thrifts at 11.71 percent and Louisiana thrifts at 11.51 percent. Based on the conversion completed at the midpoint of the valuation range, the Corporation's pro forma equity to assets ratio will be 22.59 percent, and the Bank's pro forma equity to assets ratio will increase to 18.59 percent.

The Bank's mix of assets and liabilities indicates both similarities to and variations from its comparable group. Eureka Homestead had a higher 83.21 percent ratio of net loans to total assets at December 31, 2018, compared to the comparable group at 80.3 percent. All thrifts indicated a lower 75.3 percent, as did Southwest thrifts at 78.8 percent. The Bank's 5.86 percent share of cash and investments, excluding mortgage-backed securities, was lower than the comparable group at 15.0 percent, while all thrifts were at 18.5 percent and Southwest thrifts were at 14.6 percent. Eureka Homestead’s 3.95 percent of mortgage-backed securities was modestly higher than the comparable group at 3.4 percent and lower than all thrifts at 4.5 percent and higher than Southwest thrifts at 2.6 percent.

The Bank's 57.29 percent ratio of deposits to total assets was lower than the comparable group at 80.3 percent, lower than all thrifts at 77.3 percent and lower than Southwest thrifts at 78.9 percent. Eureka Homestead’s lower ratio of deposits was due to its higher share of borrowed funds. Eureka Homestead had a higher equity to asset ratio of 12.5 percent, compared to the comparable group at 10.9 percent of total assets, with all thrifts at 11.7 percent and Southwest thrifts at 11.6 percent. Eureka Homestead had a higher share of borrowed funds to assets of 26.54 percent at December 31, 2018, moderately higher than the comparable group at 7.8 percent and higher than all thrifts at 9.8 percent and higher than Southwest thrifts at 8.5 percent. In fiscal year 2018, total deposits increased by $3.1 million or 5.8 percent and increased from $53.1 million to $56.2 million. During fiscal year 2017, Eureka Homestead’s deposits increased by $4.8 million or 10.0 percent from $48.3 million to $53.1 million.

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Financial Condition (cont.)

Eureka Homestead had no assets in combined goodwill and intangible assets and had a lower share of repossessed real estate at December 31, 2018. The Bank had no repossessed real estate or zero percent of assets at December 31, 2018. This compares to ratios of 0.56 percent for goodwill and intangible assets and 0.49 percent for real estate owned for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.49 percent and a real estate owned ratio of 0.12 percent.

The financial condition of Eureka Homestead is impacted by its lower than average balance of nonperforming assets of zero or zero percent of total assets at December 31, 2018, compared to a higher 0.56 percent for the comparable group, 0.49 percent for all thrifts, 0.52 percent for Southwest thrifts and a higher 0.26 percent for Louisiana thrifts. The Bank's ratio of nonperforming assets to total assets was 1.01 percent at December 31, 2016, and 0.31 percent at December 31, 2017.

At December 31, 2018, Eureka Homestead had $850,000 of allowances for loan losses, which represented 0.87 percent of assets and 1.03 percent of total loans. The comparable group indicated similar allowance ratios, relative to assets and loans, equal to 0.86 percent of assets and 1.05 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a lower 0.72 percent of assets and a higher 1.06 percent of total loans. Also of major importance is an institution's ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Eureka Homestead’s $850,000 of allowances for loan losses, relative to a zero percent level of nonperforming assets at December 31, 2018, was “not meaningful,” compared to the comparable group's 460.67 percent, with all thrifts at 146.94 percent, Southwest thrifts at 132.14 percent and Louisiana thrifts at 197.62 percent. Eureka Homestead’s ratio of net charge-offs to average total loans was zero percent for the year ended December 31, 2018, compared to a higher 0.09 percent for the comparable group, 0.07 percent for all thrifts and 0.09 percent for Southwest thrifts.

58

Financial Condition (cont.)

Eureka Homestead has a moderate level of interest rate risk. The change in the Bank’s EVE level at December 31, 2018, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 16.01 percent decrease, representing a dollar decrease in equity value of $2,136,000. The Bank’s exposure increases to a 34.75 percent decrease in its EVE level under a 200 basis point rise in rates, representing a dollar decrease in equity of $4,637,000. The Bank’s post shock EVE ratio at December 31, 2018, assuming a 200 basis point rise in interest rates was 9.61 percent and indicated a 396 basis point decrease from its 13.57 percent based on no change in interest rates.

Compared to the comparable group, with particular attention to the Bank’s equity level, asset quality position level and asset and liability mix, we believe that no adjustment is warranted for Eureka Homestead’s current financial condition, due to the Bank’s higher equity position, recognizing its recently lower share of nonperforming assets and similar share of allowance for loan losses to loans, lower share of cash and investments, and higher level of interest rate risk.

59

ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, Eureka Homestead has been characterized by moderate changes in assets, loans and deposits relative to its comparable group. The Bank’s average annual asset change from December 31, 2016, to December 31, 2018, was an increase of 3.1 percent. This increase compares to a larger 3.6 percent increase for the comparable group, a higher 3.7 percent for all thrifts, and a higher 4.2 percent for Southwest thrifts. The Bank’s increase in assets is reflective of its increases in loans and deposits in 2017 of 12.01 percent and 10.02 percent, respectively. Eureka Homestead’s deposits indicate an average annual increase of 6.05 percent from December 31, 2016, to December 31, 2018, compared to average growth rates of 3.4 percent for the comparable group, 2.9 percent for all thrifts and 3.8 percent for Southwest thrifts.

Eureka Homestead’s deposits indicated an increase of 5.9 percent from fiscal 2017 to 2018. Annual deposit change was growth rates of 3.4 percent for the comparable group, 2.9 percent for all thrifts and 3.8 percent for Southwest thrifts. The Bank had a larger $26.0 million in borrowed funds or 26.54 percent of assets at December 31, 2018, compared to the comparable group at 7.8 percent and had a similar $26.0 million in borrowed funds for the Bank at

December 31, 2017, or 27.5 percent of assets.

Recognizing its moderate increase in deposits in 2018, after stronger growth in 2017 and a decrease in 2015, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is somewhat limited, with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity. Eureka Homestead’s primary market area parish of Jefferson experienced decreases in population and households between 2000 and 2010 with a projected population increase from 2010 to 2024 of a modest 3.5 percent. The Bank’s primary market area parish also indicated 2010 per capita income modestly above Louisiana’s and similar to that of the United States, and the median household income level in Jefferson Parish was above the state level and below the national level in 2010. In 2010, the median housing value in Jefferson Parish at $175,500 was higher than that of Louisiana at $137,700 and lower than the United States at $179,900, with median rents lower than both.

60

Asset, Loan and Deposit Growth (cont.)

The total deposit base in Jefferson Parish decreased by 2.4 percent from June 30, 2017, to June 30, 2018; and during that period, the number of financial institution offices in Jefferson Parish decreased by eight. In June 30, 2018, Eureka Homestead’s deposit market share of thrifts in Jefferson Parish was 7.9 percent, increasing from 7.3 percent in 2017.

Based on all the foregoing factors, we have concluded that no adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

The Corporation has no plans to pay an initial cash dividend. The payment of cash dividends will depend upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations. Five of the ten institutions in the comparable group paid cash dividends during the most recent twelve months for an average dividend yield of 1.33 percent and an average payout ratio of 19.70 percent. During that twelve month period, the average dividend yield was 0.45 percent for the four Louisiana thrifts; and the average dividend yield was 2.48 percent and the average payout ratio was 25.53 percent for all thrifts.

In our opinion, a downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

61

SUBSCRIPTION INTEREST

In 2018, investors' interest in financial institution new issues experienced a decrease. Such interest decline is possibly related to the volatility in financial institution stocks and the rising interest rate environment. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local and national economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of increased merger/acquisition activity in the thrift industry and their higher pricing multiples.

Eureka Homestead will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $525,000 or 3.3 percent of the stock offered to the public based on the appraised midpoint valuation. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion.

The Bank has secured the services of FIG Partners, LLC, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, the terms of the offering, recent subscription levels for conversions, and aftermarket performance, we believe that a downward adjustment is warranted for the Bank’s anticipated subscription interest.

62

LIQUIDITY OF THE STOCK

The Corporation will offer its shares through a subscription and Eureka Homestead offering with the assistance of FIG Partners, LLC. The stock of the Corporation will be traded on OTC Pink Marketplace.

The Bank's total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $70.8 million for the stock outstanding compared to a midpoint value of $16.0 million for the Corporation, less the ESOP of 128,000 shares, and the estimated 52,500 shares to be purchased by senior officers and directors. The Corporation’s public market capitalization will be approximately 22.5 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 4,400 shares during the last four quarters.

The comparable group has an average of 4,696,667 shares outstanding compared to 1,600,000 shares outstanding for the Corporation based on the midpoint valuation.

Based on the average market capitalization, shares outstanding and daily trading volume of the comparable group, we have concluded that a moderate downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

MANAGEMENT

Alan T. Heintzen is the chief executive officer and has served in those capacities with Eureka Homestead since 1996. Mr. Heintzen is also chairman of the board of directors and the chief compliance officer. In accordance with the Bank’s succession plan, in July 2018, Mr. Heintzen relinquished the role of president, a position he had held since 1996 and the corresponding oversight of the day-to-day operations of Eureka Homestead and was elected chairman of the board and began working off-site from the Bank’s office. Including his 22 years of experience at Eureka Homestead, Mr. Heintzen has a total of 40 years of management experience in the banking profession. Mr. Heintzen’s experience provides the board with a perspective on the day-to-day operations of Eureka Homestead and assists the board in assessing the trends and developments in the financial institutions industry on a local and national basis.

63

Management (cont.)

Mr. Cecil A. Haskins, Jr., is the president and chief financial officer. He has held the position of president since July 2018 and the position of chief financial officer since September 1999. Mr. Haskins is a certified public accountant with audit and consulting experience for financial institutions nationally and internationally. Mr. Haskins’ experience provides the board with the necessary financial perspective and bank operations, and assists the board in the assessing trends and developments in the financial institutions industry on a local and national basis.

During its two most recent fiscal years, Eureka Homestead has been able to control its net interest spread and demonstrated a strong level of core noninterest income. The Bank experienced positive earnings in 2018 and a loss in 2017. The Bank’s asset quality position has remained favorable in 2017 and 2018, with nonperforming assets being lower than industry overages. Eureka Homestead’s interest rate risk has been moderate, primarily as a result of its higher share of fixed-rate one- to four-family mortgage loans of 92.6 percent of loans. The Bank’s core earnings and core return on assets have been below industry averages, along with its net interest margin, impacted by a much higher cost of funds. Management is confident that the Bank is positioned for stable profitability following its conversion, impacted by its planned shrinkage in loans combined with an increase in cash and investments and a decrease in borrowed funds.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

64

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry's continued high level of competition, dependence on interest rate trends, volatility in the stock market, speculation on future changes, current legislation related to the regulation of financial institutions, and their restrictions to generating selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering, recognizing the Bank’s volatile earnings. In our opinion, recent market trends cause us to conclude that a modest new issue discount is warranted in the case of this offering. Consequently, at this time we have made a modest downward adjustment to the Corporation's pro forma market value related to a new issue discount.

65

VI.	VALUATION METHODS

Introduction

Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have improved, more emphasis has been placed on the price to earnings method, particularly considering increases in stock prices during these last two years. However, as provisions for loan losses decreased significantly and became negative for some, the price to book value method continues to be pertinent and meaningful in the objective of discerning commonality and comparability among institutions. In determining the pro forma market value of the Corporation, primary emphasis has been placed on the price to book value method, with additional analytical and correlative attention to the price to earnings method and the price to assets method.

In recognition of the volatility and variance in earnings, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method, the price to net assets method, has also been used. The price to assets method is used less often for valuing ongoing institutions, but becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value and the super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the “midpoint value.”

66

Introduction (cont.)

In applying each of the valuation methods, consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s earnings, liquidity of the stock, dividend, subscription interest, asset, loan and deposit growth, and marketing of the issue. No adjustments were made for the Bank’s market area, management and financial condition.

67

PRICE TO BOOK VALUE METHOD

In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition, and does not give as much consideration to the institution's long term performance and value as measured by earnings. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance. Although this method is, under certain circumstances, considered somewhat less meaningful for institutions that provide a consistent earnings trend, it remains significant and reliable when an institution’s performance or general economic conditions are experiencing volatile or uncustomary trends related to internal or external factors, and serves as a complementary and correlative analysis to the price to earnings and price to assets approaches.

The pro forma equity used in the valuation was $12,239,000, which is based on the Bank’s December 31, 2018, equity level. The Bank’s tangible equity was an identical $12,239,000.

Exhibit 46 shows the average and median price to book value ratios for the comparable group which were 109.76 percent and 112.37 percent, respectively. The full comparable group indicated a moderate pricing range, from a low of 86.59 percent (Severn Bancorp) to a high of 121.65 percent (Prudential Bancorp). The comparable group had higher average and median price to tangible book value ratios of 116.02 percent and 116.90 percent, respectively, with a range of 87.17 percent to 148.08 percent. Excluding the low and the high in the group, the comparable group's price to book value ratio range narrowed to a low of 99.50 percent and a high of 119.47 percent, and the comparable group’s price to tangible book value ratio range also narrowed modestly from a low of 100.75 percent to a high of 128.35 percent.

Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 63.86 percent and a price to tangible book value ratio of 63.86 percent at the midpoint. The price to book value ratio increases from 59.28 percent at the minimum to 71.53 percent at the super maximum, while the price to tangible book value ratio increases from 59.28 percent at the minimum to 71.53 percent at the super maximum.

68

Price to Book Value Method (cont.)

The Corporation's pro forma price to book value and price to tangible book value ratios of 63.86 percent and 63.86 percent, respectively, as calculated using the prescribed formulary computation indicated in Exhibit 45, are influenced by the Bank's capitalization, asset quality position, earnings performance, ESOP level, local market and public ownership, as well as subscription interest in thrift stocks and overall market and economic conditions. The Corporation's ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 22.59 percent compared to 11.01 percent for the comparable group (reference Exhibit 46). Based on the price to book value ratio and the Bank's total pro forma equity of $12,239,000 at December 31, 2018, the indicated pro forma market value of the Corporation using this approach is $16,000,000 at the midpoint (reference Exhibit 45).

69

PRICE TO CORE EARNINGS METHOD

The foundation of the price to core earnings method is the determination of the core earnings based to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the year ended December 31, 2018, were $273,000 (reference Exhibit 7) and its net earnings were $295,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $273,000.

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and the price to net earnings multiples for the comparable group and all publicly traded thrifts. As indicated in Exhibit 45, the average price to core earnings multiple for the comparable group was 25.05, while the median was a lower 16.97. The average price to net earnings multiple was 21.82, and the median multiple was 15.39. The range of the price to core earnings multiple for the comparable group was from a low of 12.33 to a high of 54.84. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 14.33 to a high of 47.75 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range.

Consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. In recognition of those adjustments, we have determined a fully converted price to core earnings multiple of 50.40 at the midpoint, based on the Corporation’s core earnings of $273,000 for the year ended December 31, 2018. The Corporation’s fully converted core earnings multiple of 50.40 is higher than its net earnings multiple, which was 46.88 times earnings.

70

PRICE TO ASSETS METHOD

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution's equity position nor its earnings base. Additionally, the prescribed formulary computation of value using the pro forma price to assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to assets ratio below its true level following conversion.

Exhibit 46 indicates that the average price to assets ratio for the comparable group was 12.12 percent and the median was 11.79 percent. The range in the price to assets ratios for the comparable group varied from a low of 10.10 percent (First Community Bankshares) to a high of 18.17 percent (Eagle Financial Bancorp). The range narrows modestly with the elimination of the two extremes in the group to a low of 10.33 percent and a high of 13.77 percent.

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 14.43 percent at the midpoint, which ranges from a low of 12.50 percent at the minimum to 18.33 percent at the super maximum. Based on the Bank's December 31, 2018, asset base of $98,070,000, the indicated pro forma market value of the Corporation using the price to assets method is $16,000,000 at the midpoint (reference Exhibit 44).

71

VALUATION CONCLUSION

Exhibit 51 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the fully converted valuation approaches. At the midpoint value, the price to book value ratio of 63.86 percent for the Corporation represents a discount of 41.81 percent relative to the comparable group and decreases to a discount of 34.83 percent at the super maximum. The price to assets ratio of 14.43 percent at the midpoint represents a premium of 19.11 percent, increasing to a premium of 51.32 percent at the super maximum. The price to core earnings multiple at the midpoint represents a premium of 70.49 percent and represents a premium of 114.96 percent at the super maximum.

It is our opinion that as of February 12, 2019, the pro forma market value of the Corporation is $16,000,000 at the midpoint, representing 1,600,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $13,600,000 or 1,360,000 shares at $10.00 per share to a maximum of $18,400,000 or 1,840,000 shares at $10.00 per share, and then to a super maximum of $21,160,000 or 2,116,000 shares at $10.00 a share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value and then 15 percent above the maximum.

The appraised value of Eureka Homestead Bancorp, Inc., as of February 12, 2019, is $16,000,000 at the midpoint.

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EXHIBITS

73

NUMERICAL

EXHIBITS

74

EXHIBIT 1

EUREKA HOMESTEAD

METAIRIE, LOUISIANA

Balance Sheet

At December 31, 2018

(In thousands)

At December 31,
2018

ASSETS
Cash and cash equivalents	$3,090
Interest-bearing deposits	750
Investment securities available-for-sale, at fair value	5,781
Loans receivable, net	81,072
Loans held-for-sale	533
Accrued interest receivable	337
Federal Home Loan Bank stock	1,376
Premises and equipment, net	767
Cash surrender value of life insurance	3,950
Deferred tax asset	280
Prepaid expenses and other assets	134

Total assets	$98,070

LIABILITIES AND EQUITY

LIABILITIES
Deposits	$56,183
Advances from Federal Home Loan Bank	26,030
Advance Payments by borrowers for taxes and insurance	1,447
Accrued expenses and other liabilities	2,171
Total liabilities	85,831

EQUITY
Retained earnings	12,335
Accumulated other comprehensive (loss) income	(96)
Total equity	12,239

Total liabilities and equity	$98,070

Source: Eureka Homestead's audited financial statement

75

EXHIBIT 2

EUREKA HOMESTEAD

METAIRIE, LOUISIANA

Balance Sheets

At December 31, 2014, 2015, 2016 and 2017

	December 31,
	2017	2016	2015	2014
ASSETS
Cash and cash equivalents	$713,005	$1,570,684	$1,091,399	$2,541,194
Interest-bearing deposits	946,761	4,941,761	8,910,575	5,996,000
Investment securities available-for-sale, at fair value	6,145,756	7,740,524	10,642,313	22,078,919
Loans receivable, net	79,328,214	70,816,299	63,972,023	61,837,136
Loans held-for-sale	593,000	199,500	—	—
Accrued interest receivable	379,615	369,719	362,625	441,158
Federal Home Loan Bank stock	1,340,800	1,314,500	1,297,700	1,243,200
Premises and equipment, net	772,748	794,622	815,586	863,044
Cash surrender value of life insurance	3,855,718	3,761,510	3,665,288	3,391,922
Deferred tax asset	335,464	531,470	505,910	478,594
Prepaid expenses and other assets	225,401	238,456	323,576	340,126
Total assets	$94,636,482	$92,279,045	$91,586,995	$99,211,293

LIABILITIES AND EQUITY

LIABILITIES
Deposits	$53,091,648	$48,254,985	$48,377,132	$55,699,354
Advances from Federal Home Loan Bank	26,017,242	28,640,910	28,360,540	28,829,196
Advances payments by borrowers for taxes and insurance	1,308,699	1,260,212	1,085,782	1,101,987
Accrued expenses and other liabilities	2,281,867	2,159,395	1,936,727	1,810,002
Total liabilities	82,699,456	80,315,502	79,760,181	87,440,539

EQUITY
Retained earnings	12,039,932	12,047,770	11,905,928	11,854,300
Accumulated other comprehensive (loss) income	(102,906)	(84,227)	(79,114)	(83,546)

Total equity	11,937,026	11,963,543	11,826,814	11,770,754

Total liabilities and retained earnings	$94,636,482	$92,279,045	$91,586,995	$99,211,293

Source: Eureka Homestead's audited financial statements

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EXHIBIT 3

EUREKA HOMESTEAD

METAIRIE, LOUISIANA

Statement of Income

For the Year Ended December 31, 2018

(In thousands)

Year Ended
December 31,
2018
Interest income:
Loans receivable	$3,555
Investment securities	119
Interest-bearing deposits	69
Total interest income	3,743

Interest expense:
Deposits	928
Advances from Federal Home Loan Bank	726
Total interest expense	1,654

Net interest income	2,089

Provision for loan losses	(11)
Net interest income after provision for loan losses	2,100

Noninterest income:
Service charges and other income	124
Fees on loans sold	307
Net (Loss) on sales of available-for-sale securities	(55)
Net income on sales/write-downs of other real estate	23
Income from life insurance	106
Total noninterest income	505

Noninterest expense:
Salaries and employee benefits	1,412
Occupancy expense	196
SAIF deposit insurance premium and examination fees	80
Data processing	112
Accounting and consulting	132
Other real estate expense	1
Insurance	71
Legal fees	7
Other	245
Total noninterest expense	2,256

Income before income taxes	349

Income taxes	54

Net income	$295

Source: Eureka Homestead's audited financial statement

77

EXHIBIT 4

EUREKA HOMESTEAD

METAIRIE, LOUISIANA

Statements of Income (Loss)

Years Ended December 31, 2014, 2015, 2016 and 2017

	December 31,
	2017	2016	2015	2014
Interest income:
Loans receivable	$3,138,778	$2,990,297	$2,786,475	$2,841,655
Investment securities	119,623	150,692	312,072	401,915
Interest-bearing deposits	36,552	33,894	47,331	16,597
Total interest income	3,294,953	3,174,883	3,145,878	3,260,167

Interest expense:
Deposits	564,276	522,982	553,180	632,448
Advances from Federal Home Loan Bank	725,394	730,237	722,530	659,105
Total interest expense	1,289,670	1,253,219	1,275,710	1,291,553

Net interest income	2,005,283	1,921,664	1,870,168	1,968,614

Provision for loan losses	20,000	—	(52,152)	7,834

Net interest income after provision for loan losses	1,985,283	1,921,664	1,922,320	1,960,780

Noninterest income:
Service charges and other income	96,533	77,260	48,133	48,173
Fees on loans sold	296,330	362,116	271,791	266,161
Net income (loss) on sales of available-for-sale securities	—	(1,300)	(24,042)	40,072
Net income on sales/write-downs of other real estate	—	3,230	31,201	4,874
Income from life insurance	122,247	122,155	122,012	105,018
Total noninterest income	515,110	563,461	449,095	464,298

Noninterest expense:
Salaries and employee benefits	1,499,517	1,538,204	1,492,135	1,543,588
Occupancy expense	208,950	202,309	214,960	254,282
SAIF deposit insurance premium and examination fees	76,284	87,823	117,440	113,977
Data processing	103,414	107,103	101,893	101,936
Accounting and consulting	82,309	94,331	93,995	84,155
Other real estate expense	6,316	1,036	48,813	35,375
Insurance	74,574	75,118	74,514	75,113
Legal fees	7,525	5,807	13,698	9,430
Other	202,276	240,924	191,939	185,092
Total noninterest expense	2,261,165	2,352,655	2,349,387	2,402,948

Income before income taxes	239,228	132,470	22,028	22,130

Income tax expense (benefit)	263,999	(9,372)	(29,600)	(65,600)

Net income (loss)	$(24,771)	$141,842	$51,628	$87,730

Source: Eureka Homestead's audited financial statements

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EXHIBIT 5

Selected Financial Information

At December 31, 2017 and 2018

	At December 31,
	2018	2017
	(In thousands)
Selected Financial Condition Data:

Total assets	$98,070	$94,636
Cash and cash equivalents	3,090	713
Interest-bearing deposits	750	947
Securities available-for-sale	5,781	6,146
Loans, net	81,072	79,328
FHLB stock	1,376	1,341
Premises and equipment, net	767	773
Cash surrender value of life insurance	3,950	3,856
Deposits	56,183	53,091
FHLB advances	26,030	26,017
Accrued expenses and other liabilities	2,171	2,282
Total equity	12,239	11,937

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

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EXHIBIT 6

Income and Expense Trends

For the Years Ended December 31, 2017 and 2018

	For the Years Ended
	December 31,
	2018	2017
	(In thousands)
Selected Operations Data:
Interest income	$3,743	$3,295
Interest expense	1,654	1,290
Net interest income	2,089	2,005
Provision for loan losses	(11)	20
Net interest income after provision for loan losses	2,100	1,985
Noninterest income	505	515
Noninterest expense	2,256	2,261
Income before income tax expense	349	239
Income tax expense	54	264
Net income (loss)	$295	$(25)

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

80

EXHIBIT 7

EUREKA HOMESTEAD

Normalized or Core Earnings

Twelve Months Ended December 31, 2018

Twelve Months
Ended
December 31,
2018

NET
Net income before taxes	$349,000

Taxes	54,000

Net income	$295,000

CORE
Net income before taxes	$349,000

Income adjustments:
Loss on sale of securities	55,000
Gains on real estate	(25,000)

Expense adjustments:
Real estate owned write-down	(23,000)
Provision for loan loss	(11,000)

Net income before taxes	345,000

Taxes @ 21.0%	72,000

Core income	$273,000

Source: Eureka Homestead's audited financial statements

81

EXHIBIT 8

Performance Indicators

At or for the Years Ended December 31, 2017 and 2018

	Years Ended
	December 31,
	2018	2017
Selected Financial Ratios and Other Data

Performance Ratios:
Return (loss) on average assets	0.30%	(0.03)%
Return (loss) on average equity	2.42%	(0.20)%
Interest rate spread (1)	2.12%	2.24%
Net interest margin (2)	2.30%	2.40%
Efficiency ratio (3)	86.96%	89.71%
Noninterest expense to average total assets	2.30%	2.48%
Average interest-earning assets to average interest-bearing liabilities	109.92%	110.43%
Average equity to average total assets	12.39%	13.37%

Asset Quality Ratios:
Nonperforming assets to total assets	—%	0.31%
Nonperforming loans to total loans (4)	—%	0.29%
Allowance for loan losses to nonperforming loans (4)	—%	366.68%
Allowance for loan losses to total loans	1.05%	1.08%

Capital Ratios:
Total capital to risk-weighted assets (bank only)	25.98%	25.64%
Common equity Tier 1 capital to risk-weighted assets (bank only)	24.72%	24.38%
Tier 1 capital to risk-weighted assets (bank only)	24.72%	24.38%
Tier 1 capital to adjusted total assets (bank only)	12.23%	12.80%

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(4)	There were no nonperforming loans at December 31, 2018.

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

82

EXHIBIT 9

Volume/Rate Analysis

For the Years Ended December 31, 2018 vs. 2017

	Year Ended December 31,
	2018 vs 2017
	Increase (Decrease)
	Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans, net	$324	$92	$416
Investment securities	4	(4)	0
Other interest-earning assets	9	24	33
Total interest-earning assets	$337	$112	$449

Interest-bearing liabilities:
Savings accounts	$0	$0	$0
Certificates of deposit	116	248	364
Total deposits	116	248	364
Borrowings	(11)	12	1
Total interest-bearing liabilities	105	260	365

Change in net interest income	$232	$(148)	$84

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

83

EXHIBIT 10

Yield and Cost Trends

At December 31, 2018, and

For the Years Ended December 31, 2017 and 2018

		For the Years Ended
	At December 31,	December 31,
	2018	2018	2017
	Yield/	Yield/	Yield/
	Rate	Rate	Rate
Interest-earning assets:
Loans, net	4.58%	4.39%	4.26%
Investment securities	2.31%	1.94%	1.72%
Other interest-earning assets	2.64%	1.84%	1.17%
Total interest-earning assets	4.36%	4.12%	3.94%
Interest-bearing liabilities:
Savings/Money Market accounts	0.20%	0.20%	0.20%
Certificates of deposit	2.08%	1.76%	1.26%
Total interest-bearing deposits	1.97%	1.67%	1.18%
Borrowings	2.78%	2.68%	2.57%
Total interest-bearing liabilities	2.23%	2.00%	1.70%

Net interest rate spread (1)		2.12%	2.24%

Net interest margin (2)	—	2.30%	2.40%

Average interest-earning assets to interest-bearing liabilities	—	109.92%	110.43%

(1)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

84

EXHIBIT 11

Net Portfolio Value

At December 31, 2018

				NPV as a Percentage of
Change in		Estimated Increase		Present Value of Assets (3)
Interest Rates	Estimated	(Decrease) in NPV		MPV	Increase/
(Basis Points) (1)	EVE (2)	$ Amount	Percent	Ratio (4)	(Decrease)
(Dollars in thousands)					(Basis Points)

+300	$6,111	$(7,234)	(54.20)	7.06%	(650.86)
+200	8,708	(4,637)	(34.75)	9.61%	(395.75)
+100	11,209	(2,136)	(16.01)	11.84%	(172.29)
—	13,345	—	—	13.57%	—
-100	14,788	1,443	10.81	14.57%	100.43
-200	15,423	2,078	15.57	14.84%	127.76

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

85

EXHIBIT 12

Loan Portfolio Composition

At December 31, 2017 and 2018

(Dollars in thousands)

	At December 31,
	2018		2017
	Amount	Percent	Amount	Percent
One- to four-family residential:
Owner-occupied (1) (2)	$64,027	79.40%	$63,271	80.10%
Nonowner-occupied	11,158	13.80%	10,889	13.80%
Multi-family	4,117	5.10%	2,701	3.40%
Commercial real estate and land	1,175	1.50%	1,666	2.10%
Consumer	211	0.20%	488	0.60%
Total loans receivable	80,688	100.0%	79,015	100.0%

Deferred loan costs (fees)	1,234		1,163
Allowance for loan losses	(850)		(850)

Total loans receivable, net	$81,072		$79,328

(1)	At December 31, 2018 and 2017, includes $1.0 million and $2.1 million, respectively, of construction loans.
(2)	At December 31, 2018 and 2017, includes $1.6 million and $1.4 million, respectively, of home equity loans.

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

86

EXHIBIT 13

Loan Maturity Schedule

At December 31, 2018

	One- to four
	Family
Due During the Years	Residential		Commercial
Ending December 31,	Real Estate	Multi-family	Real Estate	Consumer	Total

2019	$367	$—	$—	$211	$578
2020	125	—	—	—	125
2021	63	—	—	—	63
2022 to 2023	709	—	—	—	709
2024 to 2028	3,094	—	—	—	3,094
2029 to 2033	8,902	1,094	432	—	10,428
2033 and beyond	61,925	3,023	743	—	65,691
Total	$75,185	$4,117	$1,175	$211	$80,688

Fixed and Adjustable-Rate Loan Schedule

	Due After December 31, 2019
	Fixed	Adjustable	Total
	(Dollars in thousands)

One- to four-family residential	$74,389	$429	$74,818
Multi-family	3,881	236	4,117
Commercial real estate	1,175	—	1,175
Consumer	—	—	0
Total	$79,445	$665	$80,110

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

87

EXHIBIT 14

Loan Originations, Purchases, Sales and Repayments

For the Years Ended December 31, 2017 and 2018

	Years Ended
	December 31,
	2018	2017
	(In thousands)

Total loans at beginning of period	$79,608	$70,826
Loans originated:
Real estate:
One- to four-family residential	23,668	25,250
Multi-family	1,087	1,097
Commercial	323	—
Consumer	67	664
Total loans originated	25,145	27,011

Loans sold:
Real estate:
One- to four-family residential	12,350	10,978
Total loans sold	12,350	10,978

Other:
Principal repayments and other	11,183	7,251

Net loan activity	1,612	8,782

Total loans, including loans held-for-sale, at end of period	$81,220	$79,608

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

88

EXHIBIT 15

Loan Delinquencies

At December 31, 2018

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At December 31, 2018

Real estate:
One- to four-family residential	4	$398	—	$—	4	$398
Multi-family	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	4	$398	0	$0	4	$398

At December 31, 2017

Real estate:
One- to four-family residential	8	$613	2	$86	10	$699
Multi-family	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	8	$613	2	$86	10	$699

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

89

EXHIBIT 16

Nonperforming Assets

At December 31, 2017 and 2018

	At December 31,
	2018	2017
	(Dollars in thousands)

Nonaccrual loans:
Real estate:
One- to four-family residential	$—	$232
Multi-family	—	—
Commercial real estate	—	—
Consumer	—	—
Total Total nonaccrual loans	0	232

Accruing loans 90 days or more past due:
Real estate:
One- to four-family residential	—	86
Multi-family	—	—
Commercial real estate	—	—
Consumer	—	—
Total loans 90 days or more past due	—	86

Total nonaccrual loans and accruing loans 90 days or more past due	0	318

Real estate owned	0	66

Total nonperforming assets	$0	$384

Accruing troubled debt restructurings:
Real estate:
One- to four-family residential	$—	$—
Multi-family	—	—
Commercial real estate	—	—
Consumer	—	—
Total Total	$0	$0

Ratios:
Total nonperforming loans to total loans	0.00%	0.29%
Total nonperforming assets to total assets	0.00%	0.31%
Total nonperforming loans and troubled debt restructurings to total loans	0.00%	0.29%
Total nonperforming assets and troubled debt restructurings to total assets	0.00%	0.31%

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

90

EXHIBIT 17

Classified Assets

At December 31, 2017 and 2018

(Dollars in thousands)

	At
	December 31,
	2018	2017

Substandard assets	$580	$828
Doubtful assets	—	—
Loss assets	—	—
Total classified assets	$580	$828

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

91

EXHIBIT 18

Allowance for Loan Losses

For the Years Ended December 31, 2017 and 2018

	At or for the Years Ended
	December 31,
	2018	2017
	(Dollars in thousands)

Balance at beginning of year	$850	$900

Charge-offs:
Real estate:
One- to four-family residential	—	(70)
Multi-family	—	—
Commercial	—
Consumer	—	—
Total charge-offs	0	(70)

Recoveries:
Real estate:	11	—
One- to four-family residential	—	—
Multi-family	—	—
Commercial	—	—
Consumer	—	—
Total recoveries	11	0

Net (charge-offs) recoveries	11	(70)

Provision for loan losses	(11)	20

Balance at end of year	$850	$850

Ratios:
Net charge-offs (recoveries) to average loans outstanding	0.01%	(0.10)%
Allowance for loan losses to nonperforming loans at end of year (1)	n/a	366.38%
Allowance for loan losses to total loans at end of year	1.05%	1.08%

(1)	Not applicable

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

92

EXHIBIT 19

Mix of Average Deposit Accounts

For the Years Ended December 31, 2017 and 2018

	For the Years Ended December 31,
	2018		2017
	(Dollars in thousands)

	Average	Percent	Average	Percent
	Balance	of Total	Balance	of Total
Savings (passbook and money market)	$3,384	6.1%	$3,588	7.5%
Certificates of deposit:
Quickrate CDs	24,773	44.6%	21,717	45.6%
Retail CDs	18,510	33.3%	16,706	35.1%
Municipal CDs	7,802	14.0%	5,627	11.8%
Brokered CDs	1,138	2.0%	2	N/A

Total deposits	$55,607	100.0%	$47,640	100.0%

Source: Eureka Homesteadl Bancorp, Inc.'s Prospectus

93

EXHIBIT 20

Certificates of Deposit of $100,000 or More by Maturity and

All Certificates of Deposit By Rate and Maturity

As of December 31, 2018

At
December 31,
2018
(In thousands)

Three months or less	$7,705
Over three months through six months	8,989
Over six months through one year	9,452
Over one year to three years	9,182
Over three years	6,201

Total	$41,529

	At December 31, 2018
	Period to Maturity
						Percentage
	Less Than	Over One	Over Two			of Total
	or Equal to	Year to Two	Years to	Over Three		Certificate
	One Year	Years	Three Years	Years	Total	Accounts
	(Dollars in thousands)
Interest Rate:
Less than or equal to 1.00%	$2,119	$71	$—	$—	$2,190	4.1%
1.00% - 1.99%	14,939	3,821	1,030	1,306	21,096	39.8%
2.00% - 2.99%	14,772	4,476	3,076	5,103	27,427	51.8%
3.00% - 3.99%	249	348	249	1,437	2,283	4.3%

Total	$32,079	$8,716	$4,355	$7,846	$52,996	100.0%

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

94

EXHIBIT 21

Borrowed Funds

For the Years Ended December 31, 2017 and 2018

	At or for the Years Ended
	December 31,
	2018	2017
	(In thousands)
FHLB advances:
Balance at end of period	$26,030	$26,017

Average balance during period	27,068	28,177

Maximum outstanding at any month end	31,025	30,311

Weighted average interest rate at end of period	2.78%	2.54%

Average interest rate during period	2.68%	2.57%

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

95

EXHIBIT 22

OFFICES OF EUREKA HOMESTEAD

METAIRIE, LOUISIANA

As of December 31, 2018

	Owned	Net Book Value
	or	of
Location	Leased	Real Property

Main Office
1922 Beterans Memorial Blvd.
Metairie, Louisiana 70005	Owned	$767,000	(1)

Loan Office
720 Harrison Avenue, Suite A
New Orleans, Louisiana 70124	Leased

Total		$767,000

(1) The Bank also owns a disaster relief storage facility in Baton Rouge, Louisiana, with a net book value of $269,000.

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

96

EXHIBIT 23

DIRECTORS AND MANAGEMENT OF COMMUNITY

At December 31, 2018

			Director	Term
Name(1)	Position(s) Held with the Bank	Age	Since	Expires

Alan T. Heintzen	Chairman of the Board and Chief Executive Officer	66	1996	2021
Cecil A. Haskins, Jr.	President, Chief Financial Officer and Director	63	2014	2020
Creed W. Brierre, St.	Director	72	2000	2022
Patrick M. Gibbs	Director	71	2010	2022
Nick O. Sagona, Jr.	Director	71	2013	2021
Robert M. Shofstahl	Director	71	1995	2020
Wilbur A. Toups, Jr.	Director	78	1995	2020

(1)	The mailing address for each person listed is1922 Veterans Memorial Boulevard, Metairie, Lousiana 70005

Source: Eureka Homestead Bancorp, Inc.'s Prospectus

97

EXHIBIT 24

Key Demographic Data and Trends

ZIP Codes 45208, 45238 and 45248,

Metairie CDP, Jefferson Parish, Orleans Parish,

Louisiana and the United States

2000, 2010 and 2024

	2000	2010	% Change	2024	% Change
Population
Metairie CDP	146,136	138,481	(5.2)%	142,864	3.2%
Jefferson Parish	455,466	432,552	(5.0)%	447,703	3.5%
Orleans Parish	484,674	343,829	(29.1)%	417,803	21.5%
Louisiana	4,468,976	4,533,372	1.4%	4,795,943	5.8%
United States	281,421,906	308,745,538	9.7%	341,924,340	10.7%

Households
Metairie CDP	63,741	59,915	(6.0)%	62,470	4.3%
Jefferson Parish	176,234	169,647	(3.7)%	177,309	4.5%
Orleans Parish	188,251	142,158	(24.5)%	178,873	25.8%
Louisiana	1,656,053	1,728,360	4.4%	1,866,827	8.0%
United States	105,480,101	116,716,292	10.7%	129,182,991	10.7%

Per Capita Income
Metairie CDP	$24,771	$31,901	28.8%	—	—
Jefferson Parish	19,953	26,596	33.3%	—	—
Orleans Parish	17,258	26,131	51.4%	—	—
Louisiana	16,912	24,264	43.5%	—	—
United States	22,162	26,059	17.6%	—	—

Median Household Income
Metairie CDP	$41,265	$51,676	25.2%	$62,321	20.6%
Jefferson Parish	38,435	48,522	26.2%	56,118	15.7%
Orleans Parish	27,133	36,681	35.2%	44,388	21.0%
Louisiana	32,566	44,673	37.2%	50,689	13.5%
United States	41,994	50,046	19.2%	62,901	25.7%

Source: U.S. Census and Mergent Intellect

98

EXHIBIT 25

Key Housing Data

Metairie CDP, Jefferson Parish, Orleans Parish,

Louisiana and the United States

2000 & 2010

	2000	2010
Occupied Housing Units
Metairie CDP	63,741	59,915
Jefferson Parish	176,234	169,647
Orleans Parish	188,251	142,158
Louisiana	1,656,053	1,728,360
United States	105,480,101	116,716,292

Occupancy Rate
Metairie CDP
Owner-Occupied	61.8%	62.1%
Renter-Occupied	38.2%	37.9%

Jefferson Parish
Owner-Occupied	63.9%	63.7%
Renter-Occupied	36.1%	36.3%

Orleans Parish
Owner-Occupied	46.5%	47.8%
Renter-Occupied	53.5%	52.2%

Louisiana
Owner-Occupied	67.9%	67.2%
Renter-Occupied	32.1%	22.8%

United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

Median Housing Values
Metairie CDP	$139,100	$210,900
Jefferson Parish	105,300	175,500
Orleans Parish	87,300	183,800
Louisiana	85,000	137,700
United States	119,600	179,900

Median Rent
Metairie CDP	$563	$886
Jefferson Parish	544	899
Orleans Parish	488	922
Louisiana	466	762
United States	602	871

Source: U.S. Census Bureau

99

EXHIBIT 26

Major Sources of Employment by Industry Group

Metairie CDP, Jefferson Parish, Orleans Parish,

Louisiana and the United States

2000 and 2010

	2000
	Metairie	Jefferson	Orleans		United
Industry Group	CDP	Parish	Parish	Louisiana	States

Agriculture/Mining	1.0%	1.8%	1.0%	4.2%	1.9%
Construction	7.0%	9.5%	4.9%	7.9%	6.8%
Manufacturing	5.7%	6.9%	5.2%	10.1%	14.1%
Wholesale/Retail	16.5%	15.2%	12.3%	15.4%	15.3%
Transportation/Utilities	5.4%	5.7%	5.9%	5.3%	5.2%
Information	2.5%	1.7%	2.4%	2.0%	3.1%
Finance, Insurance & Real Estate	9.0%	6.1%	5.6%	5.7%	6.9%
Services	52.9%	53.1%	62.7%	49.4%	46.7%

	2010
	Metairie	Jefferson	Orleans		United
	CDP	Parish	Parish	Louisiana	States

Agriculture/Mining	0.9%	1.9%	1.3%	4.6%	1.9%
Construction	10.0%	7.7%	6.4%	8.4%	6.2%
Manufacturing	4.7%	8.3%	4.2%	8.1%	10.4%
Wholesale/Retail	14.6%	16.8%	11.7%	14.6%	14.5%
Transportation/Utilities	5.2%	5.9%	4.7%	5.1%	4.9%
Information	1.8%	2.2%	1.7%	1.5%	2.2%
Finance, Insurance & Real Estate	7.1%	6.9%	5.4%	5.4%	6.7%
Services	55.7%	50.3%	64.6%	52.3%	53.2%

Source: Bureau of the Census

100

EXHIBIT 27

Unemployment Rates

Jefferson and Orleans Parishes, Louisiana and the United States

For the Years 2012 through 2016

Location	2014	2015	2016	2017	2018

Jefferson Parish	6.0%	5.8%	5.3%	4.5%	4.3%

Orleans Parish	6.9%	6.5%	5.8%	5.1%	4.9%

Louisiana	6.4%	6.3%	6.0%	5.1%	4.8%

United States	6.2%	5.3%	4.9%	4.4%	3.9%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

101

EXHIBIT 28

Market Share of Deposits

Jefferson Parish

June 30, 2018

	Jefferson	Eureka	Eureka
	Parish's	Homestead's	Homestead's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$10,061,231	—	—
Thrifts	688,553	$54,556	7.9%
Total	$10,749,784	$54,556	0.5%

Source: FDIC

102

EXHIBIT 29

National Interest Rates by Quarter

2014 - 2018

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2014	2014	2014	2014

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.05%	0.04%	0.13%	0.07%
1-Year Treasury Bills	0.13%	0.11%	0.14%	0.13%
30-Year Treasury Notes	3.56%	3.34%	3.07%	2.75%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2015	2015	2015	2015

Prime Rate	3.25%	3.25%	3.25%	3.50%
90-Day Treasury Bills	0.03%	0.01%	0.01%	0.16%
1-Year Treasury Bills	0.26%	0.28%	0.32%	0.62%
30-Year Treasury Notes	2.54%	3.20%	2.87%	3.01%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2016	2016	2016	2016

Prime Rate	3.50%	3.50%	3.50%	3.75%
90-Day Treasury Bills	0.24%	0.30%	0.32%	0.51%
1-Year Treasury Bills	0.53%	0.58%	0.57%	0.81%
30-Year Treasury Notes	2.61%	2.26%	2.40%	2.97%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2017	2017	2017	2017

Prime Rate	4.00%	4.25%	4.25%	4.50%
90-Day Treasury Bills	0.92%	1.01%	1.04%	1.37%
1-Year Treasury Bills	1.17%	1.24%	1.31%	1.76%
30-Year Treasury Notes	2.92%	2.84%	2.86%	2.74%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2018	2018	2018	2018

Prime Rate	4.75%	5.00%	5.25%	5.50%
90-Day Treasury Bills	1.74%	1.89%	2.15%	2.40%
1-Year Treasury Bills	2.09%	2.33%	2.57%	2.63%
30-Year Treasury Notes	2.97%	2.98%	3.19%	3.02%

Source: The Wall Street Journal

103

EXHIBIT 30

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	3.50	(20.8)	0.01	120.03	0.19	NM	26.92	25.98	25.98	2.92
AX	AXOS FINANCIAL	CA	NYSE	25.18	NM	2.50	155.84	0.00	10.07	10.07	158.17	171.64	16.16
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	1.09	(53.8)	0.07	22.36	0.05	15.57	54.50	40.07	40.07	4.87
MLGF	MALAGA FINANCIAL CORPORATION	CA	OTC BB	26.00	(12.1)	2.53	168.81	0.87	10.28	10.32	113.99	113.99	15.40
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	15.70	(14.7)	0.66	154.31	1.00	23.79	29.62	105.30	106.15	10.17
SIFI	SI FINANCIAL GROUP	CT	NASDAQ	12.79	(13.0)	0.53	132.67	0.07	24.13	24.13	93.84	105.18	9.64
UBNK	UNITED FINANCIAL BANCORP	CT	NASDAQ	14.73	(16.5)	1.12	141.02	0.47	13.15	13.04	106.12	130.70	10.45
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	37.54	(21.5)	2.99	224.78	0.40	12.56	13.27	149.68	195.32	16.70
ABCB	AMERIS BANCORP	GA	NASDAQ	31.44	(34.8)	1.82	240.63	0.35	17.27	16.63	106.29	179.04	13.07
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	25.66	(16.9)	1.79	209.22	1.07	14.34	14.42	113.99	114.10	12.26
WCFB	WCF BANCORP	IA	NASDAQ	7.95	(16.5)	0.07	45.30	0.00	113.57	NM	109.50	109.81	17.55
AJSB	AJS BANCORP	IL	OTC BB	15.26	2.4	0.10	85.05	1.16	152.60	NM	122.18	122.28	17.94
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	1.05	(40.0)	(0.71)	62.29	0.00	NM	NM	14.96	14.96	1.69
BFFI	BEN FRANKLIN FINANCIAL	IL	OTC BB	6.86	(28.5)	(0.23)	73.65	0.00	NM	NM	85.43	85.43	9.31
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	29.05	(3.3)	1.58	373.69	1.47	18.39	18.50	76.03	81.76	7.77
IROQ	IF BANCORP	IL	NASDAQ	20.10	2.2	0.45	169.31	0.00	44.67	49.02	111.42	112.86	11.87
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	25.21	0.8	(0.26)	304.24	0.00	NM	NM	88.02	88.02	8.29
OTTW	OTTAWA SAVINGS BANCORP	IL	OTC BB	13.33	(7.7)	0.30	81.97	0.00	44.43	45.97	103.90	107.24	16.26
RYFL	ROYAL FINANCIAL	IL	OTC BB	14.30	(6.2)	1.26	162.04	1.30	11.35	11.26	78.31	83.19	8.82
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	10.10	(22.6)	0.09	123.21	0.00	112.22	144.29	73.24	73.24	8.20
DSFN	DSA FINANCIAL CORP	IN	OTC PINK	12.00	0.1	0.58	88.62	1.48	20.69	20.69	111.52	114.39	13.54
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	40.00	60.0	NM	932.55	0.00	2.04	3.21	37.04	37.83	4.29
FBPI	FIRST BANCORP OF INDIANA	IN	OTC BB	19.05	(15.3)	0.72	245.44	0.63	26.46	22.95	84.86	104.10	7.76
FCAP	FIRST CAPITAL	IN	NASDAQ	41.00	11.6	2.33	234.30	1.06	17.60	17.23	183.77	204.18	17.50
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	43.00	(3.4)	2.66	353.21	4.04	16.17	19.63	138.80	152.10	12.17

104

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

TDCB	THIRD CENTURY BANCORP	IN	OTC BB	10.75	(16.0)	0.66	133.97	0.00	16.29	16.04	79.93	81.01	8.02
WEIN	WEST END INDIANA BANCSHARES	IN	OTC BB	24.50	(15.2)	1.28	289.44	0.00	19.14	17.25	89.22	91.83	8.46
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	12.78	(4.7)	0.70	67.01	0.84	18.26	18.26	129.75	131.48	19.07
PBSK	POAGE BANKSHARES	KY	NASDAQ	25.31	20.5	(0.34)	126.00	1.72	NM	NM	153.86	161.11	20.09
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	30.00	2.6	2.94	292.10	0.00	10.20	10.31	109.69	109.69	10.27
FPBF	FPB FINANCIAL CORP	LA	OTC PINK	25.25	43.5	1.74	144.16	0.00	14.51	14.43	174.74	175.10	17.52
HRGG	HERITAGE NOLA BANCORP	LA	OTC PINK	12.60	5.4	0.36	67.30	0.00	35.00	35.00	119.89	122.21	18.72
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	28.85	2.6	2.08	226.33	1.06	13.87	13.61	115.77	115.77	12.75
BHBK	BLUE HILLS BANCORP	MA	NASDAQ	21.24	5.7	0.86	103.42	0.00	24.70	25.90	161.89	167.24	20.54
BLMT	BSB BANCORP INC.	MA	NASDAQ	27.78	(5.0)	2.09	304.71	0.00	13.29	13.29	136.91	137.66	9.12
HONE	HARBORONE BANCORP	MA	NASDAQ	15.96	(16.7)	0.45	87.80	0.00	35.47	35.47	189.77	220.14	18.18
MELR	MELROSE BANCORP	MA	NASDAQ	18.91	(5.5)	0.67	122.90	0.00	28.22	41.11	132.33	132.33	15.39
EBSB	MERIDIAN BANCORP	MA	NASDAQ	14.30	(30.6)	0.97	106.50	0.19	14.74	17.23	114.22	118.18	13.43
PLRM	PILGRIM BANCSHARES	MA	OTC BB	22.84	20.1	0.69	117.49	0.00	33.10	32.63	196.56	196.56	19.44
PVBC	PROVIDENT BANCORP	MA	NASDAQ	21.60	(18.3)	0.85	94.94	0.00	25.41	44.08	182.59	182.59	22.75
RNDB	RANDOLPH BANCORP	MA	NASDAQ	13.95	(9.1)	(0.57)	98.57	0.00	NM	NM	126.36	142.35	14.15
WEBK	WELLESLEY BANCORP	MA	NASDAQ	29.20	(1.7)	2.31	331.05	0.10	12.64	12.86	105.30	105.42	8.82
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	9.80	(10.1)	0.47	72.91	0.73	20.85	20.42	125.80	135.55	13.44
HBK	HAMILTON BANCORP	MD	NASDAQ	13.90	(9.7)	(1.51)	145.97	0.00	NM	NM	96.26	118.10	9.52
MBCQ	MB BANCORP	MD	OTC BB	13.95	(11.4)	0.54	76.61	0.00	25.83	51.67	111.33	111.33	18.21
SVBI	SEVERN BANCORP	MD	NASDAQ	7.88	8.6	0.51	69.76	0.19	15.45	16.42	88.04	88.74	11.30
FBC	FLAGSTAR BANCORP	MI	NYSE	26.47	(29.3)	1.60	324.46	0.00	16.54	16.14	100.46	134.43	8.16
NWBB	NEW BANCORP	MI	OTC BB	15.80	(18.1)	1.15	164.23	0.00	13.74	13.86	76.66	83.60	9.62
SBT	STERLING BANCORP	MI	NASDAQ	7.10	(44.1)	1.02	60.32	0.09	6.96	6.96	117.74	121.58	11.77
STBI	STURGIS BANCORP	MI	OTC BB	20.00	6.4	2.04	213.12	0.74	9.80	10.36	100.50	121.51	9.38

105

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

HMNF	HMN FINANCIAL	MN	NASDAQ	19.61	2.7	1.43	159.94	1.30	13.71	15.69	117.92	122.56	12.26
REDW	REDWOOD FINANCIAL	MN	OTC PINK	70.00	55.6	8.48	707.38	3.42	8.25	8.12	87.69	104.95	9.90
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	OTC PINK	13.30	(8.3)	0.13	43.06	0.00	102.31	102.31	105.14	105.14	30.89
NASB	NASB FINANCIAL	MO	OTC BB	38.00	1.3	4.05	277.22	3.87	9.38	9.18	119.16	127.39	13.71
KSBI	KS BANCORP	NC	OTC BB	27.00	(10.3)	2.37	297.32	2.76	11.39	11.59	103.25	103.25	9.08
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	28.25	17.7	2.22	269.07	0.00	12.73	13.08	100.53	103.71	10.50
UBNC	UNION BANK	NC	OTC PINK	14.35	(13.6)	0.91	122.10	0.27	15.77	15.60	114.53	144.66	11.75
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	10.94	0.4	0.61	99.94	0.00	17.93	21.04	102.34	113.37	10.95
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	25.10	0.0	1.67	150.92	0.79	15.03	15.59	95.18	99.09	16.63
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	12.78	(11.6)	0.26	68.09	0.28	49.15	49.15	101.11	122.65	18.77
MSBF	MB BANCORP	NJ	NASDAQ	18.24	2.5	0.73	107.08	0.44	24.99	24.99	166.73	166.73	17.03
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	13.50	(21.0)	0.57	86.53	0.38	23.68	23.68	102.20	108.78	15.60
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	22.50	(14.3)	1.14	156.53	0.54	19.74	19.57	105.68	161.64	14.37
ORIT	ORITANI FINANCIAL CORP	NJ	NASDAQ	14.81	(9.7)	0.95	88.19	1.30	15.59	16.27	122.60	122.60	16.79
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	23.92	(11.3)	1.53	145.23	0.93	15.63	15.84	120.08	175.11	16.47
BCTF	BANCORP 34	NM	NASDAQ	14.30	(3.1)	0.17	109.51	0.00	84.12	65.00	112.60	113.49	13.06
CARV	CARVER BANCORP	NY	NASDAQ	3.44	18.2	0.94	166.29	0.00	3.66	NM	26.36	26.44	2.07
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	16.83	(19.7)	1.48	171.92	0.57	11.37	14.89	102.06	112.73	9.79
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	18.85	(7.8)	1.36	163.61	0.90	13.86	19.23	114.38	149.72	11.52
FSBC	FSB COMMUNITY BANKSHARES	NY	NASDAQ	17.00	0.0	0.24	167.38	0.00	70.83	73.91	112.36	115.65	10.16
NYCB	NEW YORK COMMUNITY BANCORP	NY	NYSE	9.21	(29.3)	0.93	104.51	0.68	9.90	9.90	66.45	103.72	8.81
PDLB	PDL COMMUNITY BANCORP	NY	NASDAQ	12.65	(16.7)	0.07	53.14	0.00	180.71	180.71	182.01	182.01	23.81
SNNF	SENECA FIN CORP	NY	OTC PINK	8.00	(8.7)	0.36	97.35	0.00	22.22	22.22	99.50	99.50	8.22
SNNY	SUNNYSIDE BANCORP	NY	OTC BB	12.00	(29.4)	(0.42)	103.92	0.00	NM	NM	93.60	93.60	11.55
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	6.89	(25.1)	0.55	50.59	0.26	12.53	12.76	139.47	139.76	13.62

106

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

CNNB	CINCINNATI BANCORP	OH	OTC BB	12.00	15.1	0.68	100.95	0.34	17.65	20.69	108.01	114.50	11.89
CCSB	COMM SAVINGS BANCORP	OH	OTC BB	13.15	NM	(1.89)	112.76	0.00	NM	NM	77.58	77.58	11.66
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	16.70	4.7	1.51	186.55	0.39	11.06	12.10	99.64	103.99	8.95
EFBI	EAGLE FIN BANCORP	OH	NASDAQ	15.28	(5.5)	0.39	84.75	0.00	39.18	50.93	120.31	120.31	18.03
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	24.47	(52.9)	2.13	151.86	0.59	11.49	11.71	126.85	178.22	16.11
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	7.00	(37.2)	0.29	88.18	0.28	24.14	22.58	70.64	70.64	7.94
HCFL	HOME CITY FINANCIAL CORP	OH	OTC PINK	37.35	29.7	2.31	200.91	1.18	16.17	16.10	161.76	161.76	18.59
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	30.25	16.3	2.29	137.86	1.33	13.21	13.38	184.79	185.58	21.94
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	11.15	8.8	0.56	92.44	0.72	19.91	19.91	90.87	90.87	12.06
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	29.25	6.4	2.44	159.85	1.18	11.99	12.39	99.52	99.52	18.30
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	NASDAQ	8.87	(2.8)	0.61	55.66	0.51	14.54	14.78	163.05	182.14	15.94
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	36.00	50.0	0.78	137.26	0.00	46.15	46.15	128.34	128.34	26.23
BNCL	BENEFICIAL MUTUAL BANCORP	PA	NASDAQ	14.18	(13.8)	0.41	78.29	0.48	34.59	35.45	102.53	121.72	18.11
ESSA	ESSA BANCORP	PA	NASDAQ	15.42	(1.6)	0.60	155.21	0.00	25.70	25.28	104.76	114.99	9.93
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	OTC PINK	23.15	(0.4)	2.08	205.43	1.27	11.13	11.58	120.64	120.64	11.27
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	16.86	0.8	0.98	93.49	0.67	17.20	17.20	140.38	191.37	18.03
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	17.25	(2.0)	0.83	120.21	0.56	20.78	19.83	127.40	134.77	14.35
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	12.00	(7.7)	0.85	129.64	0.25	14.12	14.63	110.40	115.72	9.26
STND	STANDARD FINANCIAL CORP	PA	OTC BB	30.25	0.6	1.76	204.27	0.62	17.19	16.53	110.97	142.49	14.81
CASH	META FINANCIAL GROUP	SD	NASDAQ	19.23	(79.2)	1.32	148.98	0.15	14.57	14.35	100.73	202.42	12.91
SFBK	SFB BANCORP	TN	OTC PINK	32.50	7.6	1.16	263.68	0.76	28.02	20.44	85.84	87.32	12.33
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	21.00	(2.8)	1.73	245.59	0.73	12.14	12.28	83.00	83.00	8.55
STXB	SPIRIT OF TEXAS BANCSHARES	TX	NASDAQ	21.75	NM	1.08	112.24	0.00	20.14	20.14	192.14	213.24	19.38
TBK	TRIUMPH BANCORP	TX	NASDAQ	29.62	(6.0)	1.53	173.33	0.00	19.36	18.51	125.72	186.88	17.09
FSBW	FS BANCORP	WA	NASDAQ	42.24	(22.6)	4.56	320.17	0.39	9.26	9.37	115.00	126.66	13.19

107

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

RVSB	RIVERVIEW BANCORP	WA	NASDAQ	7.16	(17.4)	0.62	50.77	0.13	11.55	11.74	114.01	142.63	14.10
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	24.00	(9.6)	2.30	137.23	0.60	10.43	10.53	145.81	155.64	17.49
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	12.60	(2.3)	(0.04)	161.41	0.00	NM	NM	105.09	105.09	7.81
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	16.67	(2.2)	0.97	65.99	0.93	17.19	17.92	119.67	120.19	25.26
WBBW	WESTBURY BANCORP	WI	OTC BB	20.50	NM	1.29	223.31	0.85	15.89	15.77	99.03	99.85	9.18

108

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
		52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
	Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

ALL INSTITUTIONS
AVERAGE	19.54	(6.61)	1.11	162.96	0.52	25.63	25.18	112.53	123.57	13.34
HIGH	70.00	60.00	8.48	932.55	4.04	180.71	180.71	196.56	220.14	30.89
LOW	1.05	(79.20)	(1.89)	22.36	0.00	2.04	3.21	14.96	14.96	1.69

AVERAGE FOR STATE
LA	24.18	13.53	1.78	182.47	0.26	18.40	18.34	130.02	130.69	14.82

AVERAGE BY REGION
MID-ATLANTIC	18.13	(7.26)	0.90	126.78	0.49	20.20	21.84	116.52	136.04	14.74
MIDWEST	19.76	(3.27)	0.85	182.25	0.61	22.44	19.66	105.08	111.53	12.52
NORTH CENTRAL	24.10	(5.41)	2.05	188.86	1.15	34.78	22.73	107.49	124.02	15.99
NORTHEAST	15.62	(10.44)	0.76	132.99	0.19	27.18	29.23	124.19	133.19	13.09
SOUTHEAST	22.58	(8.14)	1.46	222.63	0.72	13.90	16.65	88.49	103.85	9.74
SOUTHWEST	23.20	6.43	1.41	160.71	0.15	28.17	25.29	135.79	148.05	15.54
WEST	20.88	(18.39)	1.88	152.34	0.51	13.16	18.82	113.29	121.36	12.96

AVERAGE BY EXCHANGE
NYSE	21.20	(17.48)	1.64	182.51	0.40	13.04	12.99	111.29	146.23	12.40
NASDAQ	17.96	(11.55)	0.97	131.87	0.38	25.18	24.76	122.69	138.21	14.42
OTC BB	20.58	(4.80)	1.10	177.35	0.77	25.03	21.47	103.09	107.94	12.26
OTC PINK	21.83	6.30	1.32	217.29	0.59	18.06	19.05	99.42	102.69	12.19

109

EXHIBIT 31

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

SZBI	SOUTHFIRST BANCSHARES	AL	84,260	9,458	9,458	0.01	0.10	0.07	0.93	OTC PINK	702,000	2,457
AX	AXOS FINANCIAL	CA	9,791,520	1,000,247	921,892	1.64	1.65	16.71	16.75	NYSE	62,831,731	1,582,103
BYFC	BROADWAY FINANCIAL CORP	CA	417,335	50,855	50,837	0.32	0.07	2.59	0.56	NASDAQ	18,662,402	20,342
MLGF	MALAGA FINANCIAL CORPORATION	CA	1,068,569	144,414	144,414	1.52	1.51	11.39	11.34	OTC BB	6,330,000	164,580
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,157,454	111,817	110,944	0.42	0.34	4.33	3.47	NASDAQ	7,500,860	117,764
SIFI	SI FINANCIAL GROUP	CT	1,596,497	164,012	146,355	0.41	0.41	3.97	3.97	NASDAQ	12,033,734	153,911
UBNK	UNITED FINANCIAL BANCORP	CT	7,212,544	709,818	576,577	0.80	0.81	8.18	8.25	NASDAQ	51,146,888	753,394
WSFS	WSFS FINANCIAL CORP	DE	7,159,842	798,822	612,238	1.35	1.28	12.53	11.86	NASDAQ	31,852,190	1,195,731
ABCB	AMERIS BANCORP	GA	11,428,994	1,404,977	833,821	0.90	0.93	7.79	8.08	NASDAQ	47,496,966	1,493,305
TBNK	TERRITORIAL BANCORP	HI	2,025,572	217,957	217,723	0.85	0.85	8.03	8.00	NASDAQ	9,681,579	248,429
WCFB	WCF BANCORP	IA	116,027	18,592	18,535	0.14	(0.22)	0.91	(1.42)	NASDAQ	2,561,542	20,364
AJSB	AJS BANCORP	IL	182,855	26,842	26,840	0.12	0.07	0.78	0.45	OTC BB	2,149,860	32,807
AFBA	ALLIED FIRST BANCORP	IL	84,208	9,488	9,488	(1.12)	(1.46)	(9.86)	(12.93)	OTC BB	1,351,892	1,419
BFFI	BEN FRANKLIN FINANCIAL	IL	94,276	10,276	10,276	(0.30)	(0.40)	(3.11)	(4.21)	OTC BB	1,280,000	8,781
GTPS	GREAT AMERICAN BANCORP	IL	165,798	16,952	15,763	0.41	0.40	4.16	4.11	OTC BB	443,680	12,889
IROQ	IF BANCORP	IL	655,454	69,833	68,939	0.28	0.25	2.50	2.29	NASDAQ	3,871,408	77,815
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	113,361	10,673	10,673	(0.08)	(0.08)	(0.89)	(0.89)	OTC PINK	372,600	9,393
OTTW	OTTAWA SAVINGS BANCORP	IL	277,304	43,408	42,065	0.38	0.37	2.41	2.30	OTC BB	3,383,160	45,098
RYFL	ROYAL FINANCIAL	IL	406,247	45,778	43,097	0.74	0.75	6.93	6.99	OTC BB	2,507,112	35,852
SUGR	SUGAR CREEK FINANCIAL CORP	IL	96,329	10,779	10,779	0.08	0.05	0.69	0.48	OTC BB	781,830	7,896
DSFN	DSA FINANCIAL CORP	IN	119,565	14,513	14,146	0.67	0.67	5.51	5.51	OTC PINK	1,349,146	16,190
FDLB	FIDELITY FEDERAL BANCORP	IN	787,787	91,235	89,329	2.24	1.43	18.84	12.01	OTC PINK	844,763	33,791
FBPI	FIRST BANCORP OF INDIANA	IN	429,319	39,272	32,005	0.29	0.34	3.18	3.67	OTC BB	1,749,165	33,322
FCAP	FIRST CAPITAL	IN	786,360	74,881	67,407	1.01	1.03	10.32	10.52	NASDAQ	3,356,144	137,602
NWIN	NORTHWEST INDIANA BANCORP	IN	1,069,917	93,855	85,629	0.83	0.68	8.97	7.39	OTC BB	3,029,157	130,254

110

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

TDCB	THIRD CENTURY BANCORP	IN	158,132	15,875	15,662	0.51	0.51	5.04	5.07	OTC BB	1,180,321	12,688
WEIN	WEST END INDIANA BANCSHARES	IN	308,351	29,257	28,427	0.44	0.49	4.75	5.29	OTC BB	1,065,336	26,101
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,463,253	1,391,622	1,372,669	1.08	1.08	7.26	7.29	NASDAQ	141,225,516	1,804,862
PBSK	POAGE BANKSHARES	KY	440,641	57,535	54,944	(0.27)	(0.30)	(2.12)	(2.36)	NASDAQ	3,497,243	88,515
CTUY	CENTURY NEXT FINANCIAL CORP	LA	306,710	28,720	28,720	1.04	1.03	11.33	11.22	OTC BB	1,050,000	31,500
FPBF	FPB FINANCIAL CORP	LA	382,026	38,292	38,214	1.26	1.27	12.70	12.79	OTC PINK	2,650,000	66,913
HRGG	HERITAGE NOLA BANCORP	LA	115,709	18,075	17,717	0.55	0.55	3.47	3.46	OTC PINK	1,719,236	21,662
HFBL	HOME FED BANCORP OF LOUISIANA	LA	428,684	47,206	47,206	0.94	0.96	8.46	8.61	NASDAQ	1,894,105	54,645
BHBK	BLUE HILLS BANCORP	MA	2,782,027	352,828	341,496	0.85	0.81	6.76	6.50	NASDAQ	26,899,594	571,347
BLMT	BSB BANCORP INC.	MA	2,972,085	197,950	196,835	0.72	0.72	10.86	10.84	NASDAQ	9,753,797	270,960
HONE	HARBORONE BANCORP	MA	2,853,688	273,352	235,814	0.53	0.53	5.44	5.44	NASDAQ	32,503,843	518,761
MELR	MELROSE BANCORP	MA	318,477	37,033	37,033	0.56	0.38	4.78	3.28	NASDAQ	2,591,424	49,004
EBSB	MERIDIAN BANCORP	MA	5,775,613	679,143	656,403	0.94	0.81	7.93	6.82	NASDAQ	54,233,331	775,537
PLRM	PILGRIM BANCSHARES	MA	265,726	26,287	26,287	0.59	0.60	6.10	6.21	OTC BB	2,261,619	51,655
PVBC	PROVIDENT BANCORP	MA	914,648	113,968	113,968	0.90	0.52	7.42	4.24	NASDAQ	9,634,368	208,102
RNDB	RANDOLPH BANCORP	MA	590,232	66,083	58,694	(0.61)	(0.68)	(5.05)	(5.61)	NASDAQ	5,987,796	83,530
WEBK	WELLESLEY BANCORP	MA	835,964	70,035	69,939	0.71	0.70	8.60	8.48	NASDAQ	2,525,186	73,735
WNEB	WESTERN NEW ENGLAND BANCORP	MA	2,147,502	229,485	212,915	0.66	0.67	5.92	6.04	NASDAQ	29,453,808	288,647
HBK	HAMILTON BANCORP	MD	498,706	49,328	40,215	(1.00)	(1.04)	(10.67)	(11.08)	NASDAQ	3,416,414	47,488
MBCQ	MB BANCORP	MD	150,196	24,570	24,570	0.71	0.36	4.41	2.21	OTC BB	1,960,620	27,351
SVBI	SEVERN BANCORP	MD	885,696	113,616	112,800	0.78	0.74	5.81	5.52	NASDAQ	12,695,801	100,043
FBC	FLAGSTAR BANCORP	MI	18,697,239	1,518,394	1,134,902	0.52	0.53	6.34	6.51	NYSE	57,625,439	1,525,345
NWBB	NEW BANCORP	MI	118,089	14,816	13,593	0.68	0.67	5.74	5.68	OTC BB	719,031	11,361
SBT	STERLING BANCORP	MI	3,197,600	319,443	309,470	1.75	1.75	18.22	18.21	NASDAQ	53,012,283	376,387
STBI	STURGIS BANCORP	MI	447,439	41,773	34,561	0.99	0.93	10.64	10.06	OTC BB	2,099,491	41,990

111

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

HMNF	HMN FINANCIAL	MN	737,224	76,664	73,737	0.91	0.79	8.48	7.39	NASDAQ	4,609,440	90,391
REDW	REDWOOD FINANCIAL	MN	310,221	35,011	29,253	1.24	1.26	10.75	10.93	OTC PINK	438,551	30,699
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	70,075	20,585	20,585	0.31	0.31	1.03	1.03	OTC PINK	1,627,220	21,642
NASB	NASB FINANCIAL	MO	2,047,222	235,536	220,257	1.51	1.54	12.79	13.08	OTC BB	7,384,851	280,624
KSBI	KS BANCORP	NC	389,338	34,241	34,241	0.82	0.80	8.95	8.80	OTC BB	1,309,500	35,357
LSFG	LIFESTORE FINANCIAL GROUP	NC	282,523	29,509	28,599	0.82	0.80	8.05	7.83	OTC PINK	1,050,000	29,663
UBNC	UNION BANK	NC	731,365	75,052	59,433	0.77	0.77	7.39	7.41	OTC PINK	5,990,000	85,957
EQFN	EQUITABLE FINANCIAL CORP	NE	289,827	30,989	27,984	0.61	0.52	5.89	5.03	NASDAQ	2,900,000	31,726
MCBK	MADISON COUNTY FINANCIAL	NE	399,927	69,878	67,118	1.13	1.09	6.45	6.21	OTC PINK	2,650,000	66,515
KRNY	KEARNY FINANCIAL CORP	NJ	6,656,211	1,236,081	1,018,826	0.44	0.44	2.27	2.27	NASDAQ	97,753,800	1,249,294
MSBF	MB BANCORP	NJ	590,349	60,341	60,341	0.69	0.69	6.82	6.82	NASDAQ	5,513,165	100,560
NFBK	NORTHFIELD BANCORP	NJ	4,286,415	654,528	614,882	0.69	0.68	4.40	4.34	NASDAQ	49,534,774	668,719
OCFC	OCEANFIRST FINANCIAL CORP	NJ	7,573,407	1,029,844	673,679	0.78	0.78	6.04	6.07	NASDAQ	48,382,370	1,088,603
ORIT	ORITANI FINANCIAL CORP	NJ	4,111,298	563,002	563,002	1.07	1.03	7.96	7.66	NASDAQ	46,619,858	690,440
PFS	PROVIDENT FINANCIAL SERVICES	NJ	9,709,633	1,331,736	913,062	1.05	1.04	7.78	7.71	NYSE	66,857,212	1,599,225
BCTF	BANCORP 34	NM	372,774	43,231	42,896	0.16	0.21	1.37	1.78	NASDAQ	3,404,065	48,678
CARV	CARVER BANCORP	NY	615,047	48,270	48,109	0.53	(1.06)	6.93	(13.75)	NASDAQ	3,698,664	12,723
DCOM	DIME COMMUNITY BANCSHARES	NY	6,294,193	603,577	546,582	0.86	0.66	8.95	6.83	NASDAQ	36,612,153	616,183
ESBK	ELMIRA SAVINGS BANK	NY	570,992	57,512	43,929	0.85	0.61	8.32	6.00	NASDAQ	3,490,000	65,787
FSBC	FSB COMMUNITY BANKSHARES	NY	325,268	29,407	28,559	0.14	0.14	1.56	1.53	NASDAQ	1,943,253	33,035
NYCB	NEW YORK COMMUNITY BANCORP	NY	51,246,654	6,794,015	4,356,630	0.91	0.91	6.73	6.71	NYSE	490,341,864	4,516,049
PDLB	PDL COMMUNITY BANCORP	NY	981,089	128,339	128,339	0.13	0.13	1.00	0.99	NASDAQ	18,463,028	233,557
SNNF	SENECA FIN CORP	NY	192,658	15,902	15,902	0.39	0.39	4.53	4.52	OTC PINK	1,978,923	15,831
SNNY	SUNNYSIDE BANCORP	NY	82,458	10,171	10,171	(0.40)	(0.40)	(3.20)	(3.22)	OTC BB	793,500	9,522
TRST	TRUSTCO BANK CORP NY	NY	4,885,879	477,118	476,565	1.07	1.07	11.30	11.24	NASDAQ	96,585,930	665,477

112

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

CNNB	CINCINNATI BANCORP	OH	176,963	19,471	18,367	0.68	0.58	6.25	5.34	OTC BB	1,752,947	21,035
CCSB	COMM SAVINGS BANCORP	OH	49,760	7,479	7,479	(1.65)	(2.09)	(10.68)	(13.52)	OTC BB	441,290	5,803
CIBN	COMMUNITY INVESTORS BANCORP	OH	148,342	13,324	12,771	0.81	0.74	9.18	8.38	OTC PINK	795,192	13,280
EFBI	EAGLE FIN BANCORP	OH	137,775	20,646	20,646	0.47	0.36	3.08	2.36	NASDAQ	1,625,708	24,841
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	3,098,191	393,457	280,129	1.43	1.41	11.36	11.15	NASDAQ	20,401,461	499,224
FNFI	FIRST NILES FINANCIAL	OH	98,164	11,032	11,032	0.33	0.35	2.88	3.05	OTC PINK	1,113,172	7,792
HCFL	HOME CITY FINANCIAL CORP	OH	169,996	19,533	19,533	1.17	1.17	10.00	10.02	OTC PINK	846,120	31,603
HLFN	HOME LOAN FINANCIAL CORP	OH	206,786	24,556	24,443	1.65	1.63	14.18	14.02	OTC BB	1,500,000	45,375
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	110,437	14,655	14,655	0.60	0.60	4.60	4.55	OTC PINK	1,194,643	13,320
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	394,833	72,589	72,589	1.52	1.47	8.45	8.17	OTC PINK	2,470,000	72,248
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	2,778,580	271,376	242,938	1.13	1.10	11.18	10.93	NASDAQ	49,922,514	442,813
VERF	VERSAILLES FINANCIAL CORP	OH	53,171	10,864	10,864	0.54	0.54	2.82	2.82	OTC BB	387,367	13,945
BNCL	BENEFICIAL MUTUAL BANCORP	PA	5,870,975	1,037,146	873,392	0.53	0.52	3.00	2.95	NASDAQ	74,985,517	1,063,295
ESSA	ESSA BANCORP	PA	1,828,833	173,431	158,049	0.39	0.39	4.13	4.15	NASDAQ	11,782,718	181,690
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	769,967	71,914	71,914	1.01	0.97	11.06	10.63	OTC PINK	3,748,015	86,767
NWBI	NORTHWEST BANCSHARES	PA	9,657,091	1,240,676	909,713	1.06	1.06	8.27	8.30	NASDAQ	103,293,480	1,741,528
PBIP	PRUDENTIAL BANCORP	PA	1,080,407	121,718	115,045	0.75	0.79	6.01	6.31	NASDAQ	8,987,356	155,032
QNTO	QUAINT OAK BANCORP	PA	258,192	21,647	20,663	0.68	0.65	8.04	7.77	OTC PINK	1,991,623	23,899
STND	STANDARD FINANCIAL CORP	PA	981,497	131,002	102,004	0.86	0.90	6.50	6.78	OTC BB	4,804,992	145,351
CASH	META FINANCIAL GROUP	SD	5,835,080	747,726	371,979	1.05	1.07	9.96	10.16	NASDAQ	39,167,280	753,187
SFBK	SFB BANCORP	TN	69,061	9,916	9,748	0.45	0.62	3.04	4.18	OTC PINK	261,914	8,512
UNTN	UNITED TENNESSEE BANKSHARES	TN	203,101	20,927	20,927	0.70	0.69	6.85	6.78	OTC PINK	827,000	17,367
STXB	SPIRIT OF TEXAS BANCSHARES	TX	1,101,354	111,094	100,099	1.00	1.00	9.89	9.91	NASDAQ	9,812,481	213,421
TBK	TRIUMPH BANCORP	TX	4,537,100	616,641	414,800	1.05	1.10	7.91	8.29	NASDAQ	26,175,759	775,326
FSBW	FS BANCORP	WA	1,189,916	136,514	123,926	1.56	1.54	12.88	12.75	NASDAQ	3,716,460	156,983

113

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

RVSB	RIVERVIEW BANCORP	WA	1,147,224	141,973	113,542	1.23	1.20	10.13	9.93	NASDAQ	22,598,712	161,807
TSBK	TIMBERLAND BANCORP	WA	1,015,687	121,818	114,140	1.70	1.68	14.63	14.50	NASDAQ	7,401,177	177,628
HWIS	HOME BANCORP WISCONSIN	WI	145,134	10,780	10,780	(0.03)	(0.09)	(0.36)	(1.26)	OTC PINK	899,190	11,330
WSBF	WATERSTONE FINANCIAL	WI	1,916,995	404,644	402,812	1.52	1.46	6.97	6.70	NASDAQ	29,049,939	484,262
WBBW	WESTBURY BANCORP	WI	817,184	75,747	75,113	0.58	0.59	6.26	6.32	OTC BB	3,659,437	75,018

114

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	Total	Total	Total		Core		Core		Number of	Mkt. Value
	Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

ALL INSTITUTIONS
AVERAGE	2,399,825	292,460	230,848	0.91	0.89	7.53	7.35		20,709,248	315,939
MEDIAN	590,349	69,833	60,341	0.71	0.68	6.50	6.31		3,490,000	73,735
HIGH	51,246,654	6,794,015	4,356,630	2.24	1.75	18.84	18.21		490,341,864	4,516,049
LOW	49,760	7,479	7,479	(1.65)	(2.09)	(10.68)	(13.75)		261,914	1,419

AVERAGE FOR STATE
LA	308,282	33,073	32,964	1.03	1.03	9.57	9.63		1,828,335	43,680

AVERAGE BY REGION
MID-ATLANTIC	3,651,101	509,377	404,964	0.87	0.85	6.27	6.17		33,775,289	597,942
MIDWEST	1,081,627	109,029	92,837	0.84	0.81	8.23	7.99		7,270,223	122,983
NORTH CENTRAL	2,140,984	291,845	244,680	1.10	1.10	8.35	8.36		22,507,156	344,446
NORTHEAST	4,450,440	527,824	396,529	0.85	0.81	7.05	6.70		42,520,605	474,607
SOUTHEAST	1,884,092	226,297	142,318	0.87	0.90	7.69	7.95		8,233,911	238,945
SOUTHWEST	1,034,908	129,037	98,522	0.99	1.02	8.10	8.38		6,672,235	173,164
WEST	2,226,660	240,699	224,677	1.40	1.39	13.24	13.11		17,340,365	328,705

AVERAGE BY EXCHANGE
NYSE	22,361,262	2,661,098	1,831,622	0.93	0.93	7.70	7.71		169,414,062	2,305,681
NASDAQ	2,757,473	343,358	285,895	0.90	0.87	7.34	7.08		26,526,779	414,272
OTC	401,302	45,055	42,120	0.90	0.88	7.98	7.82		2,129,852	50,291
OTC PINK	270,759	31,568	30,229	1.04	0.92	8.90	7.92		1,614,514	31,220

115

EXHIBIT 32

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT STANDARD CONVERSIONS

PRICE CHANGES FROM IPO DATE

June 30, 2017 through February 12, 2019

				Percentage Price Change
				From Initial Trading Date
		Conversion		One	One	One	Through
Company Name	Ticker	Date	Exchange	Day	Week	Month	2/12/2019

Eagle Financial Bancorp	EFBI	7/21/2017	NASDAQ	14.92	60.80	60.00	57.20
FFBW, Inc.	FFBW	10/11/2017	NASDAQ	15.30	11.00	11.00	11.00
Heritage NOLA Bancorp	HRGG	7/13/2017	OTC MKT	15.00	13.50	13.50	29.00
Seneca Financial	SNNF	10/12/2017	OTC MKT	18.00	(8.50)	(10.00)	(19.00)
SSB Bancorp	SSBP	1/26/2018	OTC MKT	(5.50)	(7.50)	(4.00)	(10.00)
Columbia Financial	CLBK	4/20/2018	NASDAQ	54.20	66.30	70.70	59.30
CBM Bancorp	CBMB	9/28/2018	NASDAQ	28.00	26.30	22.00	30.00
1895 Bancorp of Wisconsin	BCOW	1/09/2019	NASDAQ	(4.00)	(1.80)	(5.20)	(6.90)

		AVERAGE		16.99%	20.01%	19.75%	18.83%
		MEDIAN		15.15	12.25	12.25	20.00
		HIGH		54.20	66.30	70.70	59.30
		LOW		(5.50)	(8.50)	(10.00)	(19.00)

116

EXHIBIT 33

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF EUREKA HOMESTEAD

NONE

(that were potential comparable group candidates)

117

EXHIBIT 34

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, MIdwest, Northcentral, Northeast, Southeast and Southwest

Trades on NYSE or NASDAQ

Asset size: < $1.2 Billion

No Recent Acquisition Announcement

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	EUREKA HOMESTEAD BANCORP, INC.	LA	98,070	5.86	3.95	76.59	83.21	87.16	26.54	12.48

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 1,200,000	< 40.00	< 18.00	< 78.00	53.00 - 93.00	70.00 - 95.00	< 32.00	8.00 - 16.00

WCFB	WCF BANCORP	IA	116,027	36.20	20.41	47.92	55.18	75.59	29.19	16.02
IROQ	IF BANCORP	IL	655,454	20.61	6.87	20.11	73.91	80.78	22.48	10.65
FCAP	FIRST CAPITAL	IN	786,360	39.07	4.04	16.32	54.80	58.84	9.54	9.52
PBSK	POAGE BANKSHARES	KY	440,641	117.82	2.06	35.95	71.63	73.68	14.93	13.06
HFBL	HOME FED BANCORP OF LOUISIANA	LA	428,684	15.41	6.75	31.95	77.03	83.78	12.54	11.01
MELR	MELROSE BANCORP	MA	318,477	11.94	0.00	58.65	83.51	83.51	23.57	11.63
PVBC	PROVIDENT BANCORP	MA	914,648	7.04	2.83	11.85	87.12	89.95	15.73	12.46
RNDB	RANDOLPH BANCORP	MA	590,232	10.68	2.90	54.26	79.45	82.35	25.05	11.20
WEBK	WELLESLEY BANCORP	MA	835,964	11.00	1.04	56.95	86.14	87.18	19.13	8.38
HBK	HAMILTON BANCORP	MD	498,706	16.21	7.43	37.77	76.19	83.63	21.07	9.89
SVBI	SEVERN BANCORP	MD	885,696	17.52	2.95	37.45	76.83	79.78	20.73	12.83
HMNF	HMN FINANCIAL	MN	737,224	17.37	0.03	20.16	79.49	79.52	10.40	10.40
EQFN	EQUITABLE FINANCIAL CORP	NE	289,827	2.68	0.07	22.37	92.35	92.42	13.24	10.69
MSBF	MB BANCORP	NJ	590,349	11.02	4.20	27.42	83.82	88.03	24.13	10.22
BCTF	BANCORP 34	NM	372,774	9.16	3.41	17.41	77.64	81.06	30.84	11.60
CARV	CARVER BANCORP	NY	615,047	28.43	9.35	20.81	69.36	78.71	7.85	7.85
ESBK	ELMIRA SAVINGS BANK	NY	570,992	8.30	0.03	52.56	81.09	81.12	15.50	10.07
FSBC	FSB COMMUNITY BANKSHARES	NY	325,268	8.53	0.05	70.29	85.80	85.85	31.73	9.04
PDLB	PDL COMMUNITY BANCORP	NY	981,089	4.75	0.09	39.60	91.11	91.20	17.62	13.08
EFBI	EAGLE FIN BANCORP	OH	137,775	9.93	0.00	57.28	80.41	80.41	14.99	14.99
PBIP	PRUDENTIAL BANCORP	PA	1,080,407	38.49	16.31	29.53	55.81	72.11	25.58	11.27
STXB	SPIRIT OF TEXAS BANCSHARES	TX	1,101,354	7.06	2.37	28.12	86.07	88.43	16.89	10.09

118

EXHIBIT 35

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, MIdwest, Northcentral, Northeast, Southeast and Southwest

Trades on NYSE or NASDAQ

Asset size: < $1.2 Billion

No Recent Acquisition Announcement

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	EUREKA HOMESTEAD BANCORP, INC.	LA	98,070	0.30	2.42	2.32	2.34	0.52	0.00	0.00	0.87

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 1,200,000	< 1.00	< 9.00	2.00 - 4.00	1.30 - 3.80	< 1.30	< 1.50	< 0.80	> 0.40

WCFB	WCF BANCORP	IA	116,027	(0.22)	(1.42)	2.91	2.86	0.79	0.71	0.41	0.45
IROQ	IF BANCORP	IL	655,454	0.25	2.29	2.71	2.55	0.64	0.83	0.76	0.94
FCAP	FIRST CAPITAL	IN	786,360	1.03	10.52	3.61	2.76	0.87	0.75	0.40	0.53
PBSK	POAGE BANKSHARES	KY	440,641	(0.30)	(2.36)	3.71	3.63	0.63	1.66	0.18	0.71
HFBL	HOME FED BANCORP OF LOUISIANA	LA	428,684	0.96	8.61	3.73	2.49	0.61	0.64	0.43	0.82
MELR	MELROSE BANCORP	MA	318,477	0.38	3.28	2.48	1.60	0.06	0.11	0.00	0.43
PVBC	PROVIDENT BANCORP	MA	914,648	0.52	4.24	4.10	2.80	0.49	0.80	0.00	1.22
RNDB	RANDOLPH BANCORP	MA	590,232	(0.68)	(5.61)	2.93	5.13	1.84	0.48	0.01	0.66
WEBK	WELLESLEY BANCORP	MA	835,964	0.70	8.48	3.04	2.04	0.28	0.14	0.00	0.78
HBK	HAMILTON BANCORP	MD	498,706	(1.04)	(11.08)	3.03	2.55	0.46	1.37	0.15	0.61
SVBI	SEVERN BANCORP	MD	885,696	0.74	5.52	3.62	2.61	0.65	0.68	0.03	0.91
HMNF	HMN FINANCIAL	MN	737,224	0.79	7.39	3.79	3.22	0.94	0.80	0.06	1.20
EQFN	EQUITABLE FINANCIAL CORP	NE	289,827	0.52	5.03	3.60	3.07	0.89	1.41	0.08	1.39
MSBF	MB BANCORP	NJ	590,349	0.69	6.82	3.21	1.95	0.14	0.48	0.00	0.96
BCTF	BANCORP 34	NM	372,774	0.21	1.78	4.01	7.11	4.01	1.43	0.00	0.87
CARV	CARVER BANCORP	NY	615,047	(1.06)	(13.75)	2.99	4.66	2.29	1.64	0.04	0.78
ESBK	ELMIRA SAVINGS BANK	NY	570,992	0.61	6.00	3.28	2.82	0.83	0.79	0.01	0.77
FSBC	FSB COMMUNITY BANKSHARES	NY	325,268	0.14	1.53	2.89	3.20	0.76	0.03	0.00	0.46
PDLB	PDL COMMUNITY BANCORP	NY	981,089	0.13	0.99	3.68	3.30	0.29	0.67	0.00	1.26
EFBI	EAGLE FIN BANCORP	OH	137,775	0.36	2.36	3.36	3.77	1.27	0.59	0.16	0.86
PBIP	PRUDENTIAL BANCORP	PA	1,080,407	0.79	6.31	2.47	1.42	0.29	1.33	0.09	0.48
STXB	SPIRIT OF TEXAS BANCSHARES	TX	1,101,354	1.00	9.91	4.49	3.31	0.66	0.37	0.02	0.56

119

EXHIBIT 36

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	EUREKA HOMESTEAD BANCORP, INC.	LA	98,070	5.86	3.95	76.59	83.21	87.16	26.54	12.48

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 1,200,000	< 40.00	< 18.00	< 78.00	53.00 - 93.00	70.00 - 95.00	< 32.00	8.00 - 16.00

EFBI	EAGLE FIN BANCORP	OH	137,775	9.93	0.00	57.28	80.41	80.41	14.99	14.99
EQFN	EQUITABLE FINANCIAL CORP	NE	289,827	2.68	0.07	22.37	92.35	92.42	13.24	10.69
FSBC	FSB COMMUNITY BANKSHARES	NY	325,268	8.53	0.05	70.29	85.80	85.85	31.73	9.04
HFBL	HOME FED BANCORP OF LOUISIANA	LA	428,684	15.41	6.75	31.95	77.03	83.78	12.54	11.01
ESBK	ELMIRA SAVINGS BANK	NY	570,992	8.30	0.03	52.56	81.09	81.12	15.50	10.07
IROQ	IF BANCORP	IL	655,454	20.61	6.87	20.11	73.91	80.78	22.48	10.65
HMNF	HMN FINANCIAL	MN	737,224	17.37	0.03	20.16	79.49	79.52	10.40	10.40
WEBK	WELLESLEY BANCORP	MA	835,964	11.00	1.04	56.95	86.14	87.18	19.13	8.38
SVBI	SEVERN BANCORP	MD	885,696	17.52	2.95	37.45	76.83	79.78	20.73	12.83
PBIP	PRUDENTIAL BANCORP	PA	1,080,407	38.49	16.31	29.53	55.81	72.11	25.58	11.27

		AVERAGE	594,729	14.98	3.41	39.86	78.89	82.29	18.63	10.93
		MEDIAN	613,223	13.21	0.55	34.70	79.95	80.95	17.31	10.67
		HIGH	1,080,407	38.49	16.31	70.29	92.35	92.42	31.73	14.99
		LOW	137,775	2.68	0.00	20.11	55.81	72.11	10.40	8.38

120

EXHIBIT 37

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	EUREKA HOMESTEAD BANCORP, INC.	LA	98,070	0.30	2.42	2.32	2.34	0.52	0.00	0.00	0.87

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 1,200,000	< 1.00	< 9.00	2.00 - 4.00	1.30 - 3.80	< 1.30	< 1.50	< 0.80	> 0.40

EFBI	EAGLE FIN BANCORP	OH	137,775	0.36	2.36	3.36	3.77	1.27	0.59	0.16	0.86
EQFN	EQUITABLE FINANCIAL CORP	NE	289,827	0.52	5.03	3.60	3.07	0.89	1.41	0.08	1.39
FSBC	FSB COMMUNITY BANKSHARES	NY	325,268	0.14	1.53	2.89	3.20	0.76	0.03	0.00	0.46
HFBL	HOME FED BANCORP OF LOUISIANA	LA	428,684	0.96	8.61	3.73	2.49	0.61	0.64	0.43	0.82
ESBK	ELMIRA SAVINGS BANK	NY	570,992	0.61	6.00	3.28	2.82	0.83	0.79	0.01	0.77
IROQ	IF BANCORP	IL	655,454	0.25	2.29	2.71	2.55	0.64	0.83	0.76	0.94
HMNF	HMN FINANCIAL	MN	737,224	0.79	7.39	3.79	3.22	0.94	0.80	0.06	1.20
WEBK	WELLESLEY BANCORP	MA	835,964	0.70	8.48	3.04	2.04	0.28	0.14	0.00	0.78
SVBI	SEVERN BANCORP	MD	885,696	0.74	5.52	3.62	2.61	0.65	0.68	0.03	0.91
PBIP	PRUDENTIAL BANCORP	PA	1,080,407	0.79	6.31	2.47	1.42	0.29	1.33	0.09	0.48

		AVERAGE	594,729	0.59	5.35	3.25	2.72	0.72	0.72	0.16	0.86
		MEDIAN	613,223	0.66	5.76	3.32	2.72	0.71	0.74	0.07	0.84
		HIGH	1,080,407	0.96	8.61	3.79	3.77	1.27	1.41	0.76	1.39
		LOW	137,775	0.14	1.53	2.47	1.42	0.28	0.03	0.00	0.46

121

EXHIBIT 38

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter

								Total	Goodwill
				Number		Total	Int. Earning	Net	and	Total	Total
				of		Assets	Assets	Loans	Intang.	Deposits	Equity
				Offices	Exchange	($000)	($000)	($000)	($000)	($000)	($000)

SUBJECT

EUREKA HOMESTEAD BANCORP, INC.		METAIRIE	LA	1	-	98,070	88,886	81,072	0	56,183	12,239

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	CINCINNATI	OH	3	NASDAQ	137,085	123,868	113,316	0	112,943	20,849
ESBK	ELMIRA SAVINGS BANK	ELMIRA	NY	13	NASDAQ	590,217	511,278	478,077	13,513	492,784	57,949
EQFN	EQUITABLE FINANCIAL CORP	GRAND ISLAND	NE	6	NASDAQ	292,321	268,411	271,775	2,972	251,485	31,645
FSBC	FSB COMMUNITY BANKSHARES	FAIRPORT	NY	5	NASDAQ	326,569	305,804	281,748	812	222,622	29,661
HMNF	HMN FINANCIAL	ROCHESTER	MN	14	NASDAQ	711,235	702,276	586,628	2,912	627,693	79,737
HFBL	HOME FED BANCORP OF LOUISIANA	SHREVEPORT	LA	7	NASDAQ	425,956	392,605	322,274	0	374,035	48,710
IROQ	IF BANCORP	WATSEKA	IL	7	NASDAQ	664,274	609,907	494,162	896	498,089	72,727
PBIP	PRUDENTIAL BANCORP	PHILADELPHIA	PA	11	NASDAQ	1,115,161	966,071	588,511	6,640	758,967	126,216
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	6	NASDAQ	970,655	850,046	672,292	771	782,988	115,798
WEBK	WELLESLEY BANCORP	WELLESLEY	MA	6	NASDAQ	869,482	813,877	737,061	96	718,403	71,951

	Average			8		610,296	554,414	454,584	2,861	484,001	65,524
	Median			7		627,246	560,592	486,120	854	495,437	64,950
	High			14		1,115,161	966,071	737,061	13,513	782,988	126,216
	Low			3		137,085	123,868	113,316	0	112,943	20,849

122

EXHIBIT 39

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets

							Repo-			Interest	Interest	Capitalized
		Total	Cash &		Net	Loan Loss	sessed	Goodwill	Non-Perf.	Earning	Bearing	Loan
		Assets	Invest.	MBS	Loans	Reserves	Assets	& Intang.	Assets	Assets	Liabilities	Servicing
		($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
EUREKA HOMESTEAD BANCORP, INC.		98,070	5.86	3.95	83.21	0.87	0.00	0.00	0.00	93.67	83.83	0.00

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	137,775	9.93	0.00	82.89	0.86	0.16	0.00	0.43	92.49	62.67	0.00
EQFN	EQUITABLE FINANCIAL CORP	289,827	2.68	0.07	94.00	1.39	0.08	1.04	1.34	95.01	75.84	0.31
FSBC	FSB COMMUNITY BANKSHARES	325,268	8.53	0.05	87.69	0.46	0.00	0.26	0.03	95.71	86.86	0.26
HFBL	HOME FED BANCORP OF LOUISIANA	428,684	15.41	6.75	78.18	0.82	0.43	0.00	0.22	93.66	73.89	0.00
ESBK	ELMIRA SAVINGS BANK	570,992	8.30	0.03	82.26	0.77	0.01	2.38	0.77	89.10	74.87	0.22
IROQ	IF BANCORP	655,454	20.61	6.87	74.86	0.94	0.76	0.14	0.06	94.84	83.62	0.14
HMNF	HMN FINANCIAL	737,224	17.37	0.03	80.97	1.20	0.06	0.40	0.75	97.88	65.83	0.25
WEBK	WELLESLEY BANCORP	835,964	11.00	1.04	87.01	0.78	0.00	0.01	0.14	97.36	75.21	0.01
SVBI	SEVERN BANCORP	885,696	17.52	2.95	78.75	0.91	0.03	0.09	0.65	96.03	76.88	0.05
PBIP	PRUDENTIAL BANCORP	1,080,407	38.49	16.31	56.28	0.48	0.09	0.62	1.24	94.54	86.34	0.00

	Average	594,729	14.98	3.41	80.29	0.86	0.16	0.49	0.56	94.66	76.20	0.12
	Median	613,223	13.21	0.56	81.62	0.84	0.07	0.20	0.54	94.93	75.53	0.10
	High	1,080,407	38.49	16.31	94.00	1.39	0.76	2.38	1.34	97.88	86.86	0.31
	Low	137,775	2.68	0.00	56.28	0.46	0.00	0.00	0.03	89.10	62.67	0.00

ALL THRIFTS (105)
	Average	2,399,825	18.52	4.49	75.29	0.72	0.12	0.83	0.49	93.81	76.39	0.13

SOUTHWEST THRIFTS (7)
	Average	1,034,908	14.55	2.59	78.83	0.79	0.07	0.84	0.52	92.59	72.34	0.05

LOUISIANA THRIFTS (4)
	Average	308,282	17.81	2.89	76.45	0.87	0.11	0.08	0.26	93.32	73.75	0.08

123

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
									Acc. Other				Total
		Total	Total	Total	Total	Other	Preferred	Common	Compr.	Retained	Total	Tier 1	Risk-Based
		Liabilities	Equity	Deposits	Borrowings	Liabilities	Equity	Equity	Income	Earnings	Equity	Capital	Capital
		($000)	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT

EUREKA HOMESTEAD BANCORP, INC.		85,831	12,239	57.29	26.54	3.69	0.00	12.48	(0.10)	12.58	12.48	12.23	25.98

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	117,129	20,646	82.51	0.00	2.51	0.00	14.99	0.00	10.59	14.99	15.97	16.89
EQFN	EQUITABLE FINANCIAL CORP	258,838	30,989	85.32	2.55	1.45	0.00	10.69	(0.01)	5.70	10.69	10.76	12.01
FSBC	FSB COMMUNITY BANKSHARES	295,861	29,407	67.45	22.69	0.82	0.00	9.04	(0.09)	5.82	9.04	14.86	15.62
HFBL	HOME FED BANCORP OF LOUISIANA	381,478	47,206	86.86	1.53	0.60	0.00	11.01	(0.26)	7.70	11.01	16.19	17.36
ESBK	ELMIRA SAVINGS BANK	513,479	57,512	82.91	5.78	1.24	0.00	10.07	(0.06)	0.53	10.07	12.23	13.36
IROQ	IF BANCORP	585,621	69,833	76.37	12.15	0.83	0.00	10.65	(0.66)	8.04	10.65	14.64	15.86
HMNF	HMN FINANCIAL	660,560	76,664	89.04	0.00	0.56	0.00	10.40	(0.23)	3.09	10.40	12.66	13.91
WEBK	WELLESLEY BANCORP	765,930	70,035	80.24	10.75	0.63	0.00	8.38	(0.11)	5.63	8.38	11.41	12.46
SVBI	SEVERN BANCORP	772,080	113,616	78.72	7.90	0.55	0.00	12.83	(0.01)	7.22	12.83	16.85	18.10
PBIP	PRUDENTIAL BANCORP	958,689	121,718	73.28	14.32	1.13	0.00	11.27	(0.75)	2.55	11.27	18.76	19.59

	Average	530,967	63,763	80.27	7.77	1.03	0.00	10.93	(0.22)	5.69	10.93	14.43	15.52
	Median	549,550	63,673	81.37	6.84	0.83	0.00	10.67	(0.10)	5.76	10.67	14.75	15.74
	High	958,689	121,718	89.04	22.69	2.51	0.00	14.99	0.00	10.59	14.99	18.76	19.59
	Low	117,129	20,646	67.45	0.00	0.55	0.00	8.38	(0.75)	0.53	8.38	10.76	12.01

ALL THRIFTS (105)
	Average	2,107,366	292,460	77.31	9.84	0.85	0.01	11.63	(0.27)	5.97	11.71	17.15	18.27

SOUTHWEST THRIFTS (7)
	Average	905,871	129,037	78.92	8.54	0.78	0.03	11.58	(0.16)	6.38	11.61	15.54	16.75

LOUISIANA THRIFTS (4)
	Average	275,209	33,073	81.56	6.27	0.67	0.00	11.51	(0.19)	7.74	11.51	17.95	19.11

124

Exhibit 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income

SUBJECT

EUREKA HOMESTEAD BANCORP, INC.		3,743	1,654	2,089	(11)	(55)	505	2,256	349	54	295	292

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	4,830	725	4,105	99	0	1,755	5,193	568	(61)	9,258	9,241
EQFN	EQUITABLE FINANCIAL CORP	11,951	2,109	9,842	578	0	2,574	8,904	2,934	1,171	1,763	1,505
FSBC	FSB COMMUNITY BANKSHARES	12,607	3,625	8,982	300	0	2,469	10,395	756	298	11,415	11,085
HFBL	HOME FED BANCORP OF LOUISIANA	18,714	3,637	15,077	1,000	0	2,617	10,670	6,024	2,090	23,574	23,947
ESBK	ELMIRA SAVINGS BANK	20,710	4,223	16,487	797	0	4,716	16,090	4,316	(442)	45,736	27,192
IROQ	IF BANCORP	23,745	6,316	17,429	606	0	4,201	16,724	4,300	2,556	7,418	7,462
HMNF	HMN FINANCIAL	29,295	2,018	27,277	(423)	0	6,948	23,711	10,925	4,314	31,924	31,938
WEBK	WELLESLEY BANCORP	32,328	7,270	25,058	752	0	2,330	17,079	9,557	3,731	35,134	34,015
SVBI	SEVERN BANCORP	35,905	7,082	28,823	(300)	0	5,761	23,138	11,746	5,288	19,539	19,458
PBIP	PRUDENTIAL BANCORP	34,849	10,137	24,712	810	(376)	3,115	15,347	11,294	3,830	4,660	4,713

	Average	22,493	4,714	17,779	422	(38)	3,649	14,725	6,242	2,278	19,042	17,056
	Median	22,228	3,930	16,958	592	0	2,866	15,719	5,170	2,323	15,477	15,272
	High	35,905	10,137	28,823	1,000	0	6,948	23,711	11,746	5,288	45,736	34,015
	Low	4,830	725	4,105	(423)	(376)	1,755	5,193	568	(442)	1,763	1,505

ALL THRIFTS (105)
	Average	87,000	20,419	66,581	2,313	68	19,443	53,722	30,521	9,408	77,084	59,554

SOUTHWEST THRIFTS (7)
	Average	52,254	7,592	44,662	2,990	(71)	7,202	35,687	13,112	4,065	62,020	61,337

LOUISIANA THRIFTS (4)
	Average	13,710	2,352	11,359	623	(7)	1,935	8,299	4,365	1,305	105,095	103,793

125

Exhibit 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income
SUBJECT

EUREKA HOMESTEAD BANCORP, INC.		3.88	1.72	2.17	(0.01)	(0.06)	0.52	2.34	0.36	0.06	0.31	0.30

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	3.61	0.54	3.07	0.07	0.00	1.31	3.89	0.43	(0.05)	0.47	0.36
EQFN	EQUITABLE FINANCIAL CORP	4.16	0.73	3.43	0.20	0.00	0.90	3.10	1.02	0.41	0.61	0.52
FSBC	FSB COMMUNITY BANKSHARES	3.96	1.14	2.82	0.09	0.00	0.78	3.27	0.24	0.09	0.14	0.14
HFBL	HOME FED BANCORP OF LOUISIANA	4.46	0.87	3.60	0.24	0.00	0.62	2.55	1.44	0.50	0.94	0.96
ESBK	ELMIRA SAVINGS BANK	3.69	0.75	2.94	0.14	0.00	0.84	2.87	0.77	(0.08)	0.85	0.61
IROQ	IF BANCORP	3.76	1.00	2.76	0.10	0.00	0.67	2.65	0.68	0.40	0.28	0.25
HMNF	HMN FINANCIAL	4.03	0.28	3.75	(0.06)	0.00	0.96	3.26	1.50	0.59	0.91	0.79
WEBK	WELLESLEY BANCORP	3.93	0.88	3.05	0.09	0.00	0.28	2.08	1.16	0.45	0.71	0.70
SVBI	SEVERN BANCORP	4.35	0.86	3.49	(0.04)	0.00	0.70	2.80	1.42	0.64	0.78	0.74
PBIP	PRUDENTIAL BANCORP	3.50	1.02	2.48	0.08	(0.04)	0.31	1.54	1.13	0.38	0.75	0.79

	Average	3.95	0.81	3.14	0.09	(0.00)	0.74	2.80	0.98	0.34	0.64	0.59
	Median	3.95	0.86	3.06	0.09	0.00	0.74	2.84	1.08	0.41	0.73	0.65
	High	4.46	1.14	3.75	0.24	0.00	1.31	3.89	1.50	0.64	0.94	0.96
	Low	3.50	0.28	2.48	(0.06)	(0.04)	0.28	1.54	0.24	(0.08)	0.14	0.14

ALL THRIFTS (105)
	Average	3.92	0.74	3.18	0.08	0.00	0.82	2.87	1.03	0.35	0.91	0.89

SOUTHWEST THRIFTS (7)
	Average	4.92	0.84	4.08	0.19	(0.01)	1.11	3.73	1.25	0.40	0.99	1.02

LOUISIANA THRIFTS (4)
	Average	4.56	0.82	3.74	0.18	(0.00)	0.58	2.81	1.34	0.39	1.03	1.03

126

Exhibit 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest			Core	Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAE	ROAA	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
EUREKA HOMESTEAD BANCORP, INC.		4.15	2.09	2.07	2.32	0.31	2.44	0.30	2.42

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	3.91	0.66	3.25	3.32	0.47	3.08	0.36	2.36
EQFN	EQUITABLE FINANCIAL CORP	4.54	0.90	3.63	3.74	0.61	5.89	0.52	5.03
FSBC	FSB COMMUNITY BANKSHARES	4.21	1.73	2.47	3.00	0.14	1.56	0.14	1.53
HFBL	HOME FED BANCORP OF LOUISIANA	4.72	1.03	3.69	3.80	0.94	8.46	0.96	8.61
ESBK	ELMIRA SAVINGS BANK	4.09	0.91	3.18	3.26	0.85	8.32	0.61	6.00
IROQ	IF BANCORP	3.93	1.31	2.62	2.88	0.28	2.50	0.25	2.29
HMNF	HMN FINANCIAL	4.12	0.31	3.81	3.84	0.91	8.48	0.79	7.39
WEBK	WELLESLEY BANCORP	4.14	1.16	2.98	3.21	0.71	8.60	0.70	8.48
SVBI	SEVERN BANCORP	4.47	1.09	3.37	3.59	0.78	5.81	0.74	5.52
PBIP	PRUDENTIAL BANCORP	3.74	1.41	2.33	2.65	0.75	6.01	0.79	6.31

	Average	4.19	1.05	3.13	3.33	0.64	5.87	0.59	5.35
	Median	4.13	1.06	3.22	3.29	0.73	5.95	0.66	5.76
	High	4.72	1.73	3.81	3.84	0.94	8.60	0.96	8.61
	Low	3.74	0.31	2.33	2.65	0.14	1.56	0.14	1.53

ALL THRIFTS (105)
	Average	4.06	1.17	2.89	3.10	0.91	7.53	0.89	7.35

SOUTHWEST THRIFTS (7)
	Average	5.19	1.15	4.03	4.29	0.99	8.10	1.02	8.38

LOUISIANA THRIFTS (4)
	Average	4.95	1.08	3.86	4.10	1.03	9.57	1.03	9.63

* Based on average interest-earning assets.

127

Exhibit 44

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
				Net
		Reserves/		Chargeoffs/	Provisions/
		Gross	Reserves/	Average	Net	Effective
		Loans	NPA	Loans	Chargeoffs	Tax Rate
		(%)	(%)	(%)	(%)	(%)

SUBJECT

EUREKA HOMESTEAD BANCORP, INC.		1.03	NM	NM	100.00	15.47

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	1.01	199.16	0.07	128.57	NM
EQFN	EQUITABLE FINANCIAL CORP	1.45	103.77	0.12	182.33	39.91
FSBC	FSB COMMUNITY BANKSHARES	0.51	1,486.00	0.00	NM	39.42
HFBL	HOME FED BANCORP OF LOUISIANA	1.02	374.41	0.22	136.24	34.69
ESBK	ELMIRA SAVINGS BANK	0.93	100.00	0.17	104.05	NM
IROQ	IF BANCORP	1.24	1,461.23	0.35	36.40	59.44
HMNF	HMN FINANCIAL	1.45	160.67	0.00	(1,922.73)	39.49
WEBK	WELLESLEY BANCORP	0.89	542.99	0.00	NM	39.04
SVBI	SEVERN BANCORP	1.12	139.91	(0.06)	71.60	45.02
PBIP	PRUDENTIAL BANCORP	0.84	38.59	0.02	743.12	33.91

	Average	1.05	460.67	0.09	(65.05)	41.37
	Median	1.02	179.92	0.04	116.31	39.46
	High	1.45	1,486.00	0.35	743.12	59.44
	Low	0.51	38.59	(0.06)	(1,922.73)	33.91

ALL THRIFTS (105)
	Average	1.06	146.94	0.07	275.73	30.95

SOUTHWEST THRIFTS (7)
	Average	1.32	132.14	0.09	56.43	28.76

LOUISIANA THRIFTS (4)
	Average	0.97	197.62	0.01	666.09	24.50

128

Exhibit 45

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - FULL CONVERSION

EUREKA HOMESTEAD BANCORP, INC.

Pricing ratios and parameters:

		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median

Price to earnings	P/E	46.88	21.82	15.39	17.34	15.61
Price to core earnings	P/CE	50.40	25.05	16.97	18.53	15.94
Price to book value	P/B	63.86	109.76	112.37	112.36	109.69
Price to tangible book value	P/TB	63.86	116.02	116.90	123.39	118.18
Price to assets	P/A	14.43	12.12	11.79	13.33	12.91

Pre conversion earnings	(Y)	$295,000
Pre conversion core earnings	(CY)	$273,000
Pre conversion book value	(B)	$12,239,000
Pre conversion tang. book value	(TB)	$12,239,000
Pre conversion assets	(A)	$98,070,000

Conversion expense	(X)	7.94%	Percent sold		(PCT)	100.00%
ESOP stock purchase	(E)	8.00%	Option % granted		(OP)	10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value		(OV)	27.80%
ESOP term (yrs.)	(T)	25	Option maturity		(OM)	5
RRP amount	(M)	4.00%	Option % taxable		(OT)	25.00%
RRP term (yrs.)	(N)	5	Price per share		(P)	$10.00
Tax rate	(TAX)	21.00%
Investment rate of return, pretax		2.43%
Investment rate of return, net	(RR)	1.92%

Formulae to indicate value after conversion:

1. P/CE method: Value = P/CE*CY	= $	16,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method: Value = P/B*(B)	= $	16,000,000
(1-PB*(PCT)*(1-X-E-M))

3. P/A method: Value = P/A*(A)	= $	16,000,000
(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

		Gross Proceeds
	Share	of Public	Total	TOTAL
	Price	Offering	Shares Issued	VALUE

Midpoint	10.00	$16,000,000	1,600,000	$16,000,000

Minimum	10.00	$13,600,000	1,360,000	$13,600,000
Maximum	10.00	$18,400,000	1,840,000	$18,400,000
Maximum, as adjusted	10.00	$21,160,000	2,116,000	$21,160,000

129

Exhibit 46

KELLER & COMPANY

Dublin, Ohio

614-766-1426

FULL CONVERSION

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF FEBRUARY 12, 2019

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
							Price/		Price/	Price/	12 Mo.
		Market	Price/	12 Mo.	Bk. Value	Price/	Book	Price/	Tang.	Core	Div./	Dividend	Payout	Equity/	Core	Core
		Value	Share	EPS	/Share	Earnings	Value	Assets	Bk. Val.	Earnings	Share	Yield	Ratio	Assets	ROAA	ROAE
		($M)	($)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	(%)	(%)	(%)

EUREKA HOMESTEAD BANCORP, INC.
	Appraised value - midpoint	0	10.00	0.01	15.66	46.88	63.86	14.43	63.86	50.40	0.00	0.00	0.00	22.59	0.26	1.17

	Minimum	0	10.00	0.01	16.87	40.71	59.28	12.50	59.28	43.84	0.00	0.00	0.00	21.09	0.26	1.25
	Maximum	0	10.00	0.02	14.76	52.80	67.75	16.28	67.75	56.68	0.00	0.00	0.00	24.04	0.27	1.10
	Maximum, as adjusted	0	10.00	0.02	13.98	59.31	71.53	18.33	71.53	63.55	0.00	0.00	0.00	25.64	0.27	1.04

ALL THRIFTS (107)
	Average	315,947	19.54	1.13	17.43	17.34	112.36	13.33	123.39	18.53	0.51	2.48	25.53	11.89	0.80	6.52
	Median	72,360	16.86	0.92	14.37	15.61	109.69	12.91	118.18	15.94	0.26	1.85	12.94	11.27	0.68	6.38

LOUISIANA THRIFTS (4)
	Average	43,362	24.18	1.91	19.66	17.70	128.47	14.76	129.14	18.02	0.13	0.45	5.00	11.61	0.96	8.11
	Median	42,437	27.05	2.17	20.39	12.81	114.79	15.03	115.95	13.38	0.00	0.00	0.00	10.73	1.03	10.20

COMPARABLE GROUP (10)
	Average	70,788	18.50	1.25	16.90	21.82	109.76	12.12	116.02	25.05	0.26	1.33	19.70	11.01	0.64	5.87
	Median	69,074	18.05	0.98	15.92	15.39	112.37	11.79	116.90	16.97	0.17	0.93	12.06	11.08	0.74	6.33

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	24,906	15.28	0.30	12.79	50.93	119.47	18.17	119.47	47.75	0.00	0.00	0.00	15.21	0.39	2.56
ESBK	ELMIRA SAVINGS BANK	65,787	18.85	1.21	16.60	15.58	113.55	11.15	148.08	15.08	0.92	4.88	76.03	9.82	0.77	7.60
EQFN	EQUITABLE FINANCIAL CORP	36,321	10.94	0.72	9.53	15.19	114.80	12.42	126.62	18.86	0.00	0.00	0.00	10.83	0.66	6.28
FSBC	FSB COMMUNITY BANKSHARES	32,980	17.00	0.31	15.29	54.84	111.18	10.10	114.32	54.84	0.00	0.00	0.00	9.08	0.10	1.10
HMNF	HMN FINANCIAL	94,520	19.61	1.83	16.54	10.72	118.56	13.29	123.02	14.53	0.00	0.00	0.00	11.21	0.90	8.27
HFBL	HOME FED BANCORP OF LOUISIANA	53,373	28.85	2.60	26.33	11.10	109.57	12.53	109.57	12.33	0.52	1.80	20.00	11.44	1.03	9.18
IROQ	IF BANCORP	72,360	20.10	0.90	20.20	22.33	99.50	10.89	100.75	41.02	0.23	1.12	25.00	10.95	0.27	2.51
PBIP	PRUDENTIAL BANCORP	153,525	17.25	1.06	14.18	16.27	121.65	13.77	128.35	19.38	0.55	3.19	51.89	11.32	0.76	6.38
SVBI	SEVERN BANCORP	100,234	7.88	0.73	9.10	10.79	86.59	10.33	87.17	14.33	0.12	1.52	16.44	11.93	0.81	6.21
WEBK	WELLESLEY BANCORP	73,876	29.20	2.80	28.44	10.43	102.67	8.50	102.82	12.37	0.22	0.74	7.68	8.28	0.71	8.63

130

Exhibit 47

KELLER & COMPANY

Columbus, Ohio

614-766-1426

Projected effect of conversion proceeds

Eureka homestead Bancorp, inc.

Offering at the MINIMUM

1.	Gross Offering Proceeds

Offering proceeds (1)	$13,600,000
Less: Estimated offering expenses	1,270,000
Net offering proceeds	$12,330,000

2.	Generation of Additional Income

Net offering proceeds	$12,330,000
Less: Stock-based benefit plans (2)	1,632,000
Less: MHC capitalization	0
Net offering proceeds invested	$10,698,000

Investment rate, after taxes	1.92%

Earnings increase - return on proceeds invested	$205,370
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	34,381
Less: Stock-based incentive plan expense, net of taxes	85,952
Less: Option expense, net of applicable taxes	71,646
Net earnings increase (decrease)	$13,391

3.	Comparative Pro Forma Earnings

	Net	Core

Before conversion - 12 months ended 9/30/18	$295,000	$273,000
Net earnings increase (decrease)	13,391	13,391
After conversion	$308,391	$286,391

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 9/30/18	$12,239,000	$12,239,000
Net cash conversion proceeds	10,698,000	10,698,000
MHC consolidation	0	0
After conversion	$22,937,000	$22,937,000

5.	Comparative Pro Forma Assets

Before conversion - 9/30/18	$98,070,000
Net cash conversion proceeds	10,698,000
MHC consolidation	0
After conversion	$108,768,000

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans..

(3) ESOP and RRP are omitted from net worth.

131

Exhibit 48

 KELLER & COMPANY

Columbus, Ohio

614-766-1426

Projected effect of conversion proceeds

Eureka homestead Bancorp, inc.

Offering at the MIDPOINT

1.	Gross Offering Proceeds

Offering proceeds (1)	$16,000,000
Less: Estimated offering expenses	1,270,000
Net offering proceeds	$14,730,000

2.	Generation of Additional Income

Net offering proceeds	$14,730,000
Less: Stock-based benefit plans (2)	1,920,000
Less: MHC capitalization	0
Net offering proceeds invested	$12,810,000

Investment rate, after taxes	1.92%

Earnings increase - return on proceeds invested	$245,914
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	40,448
Less: Stock-based incentive plan expense, net of taxes	101,120
Less: Option expense, net of applicable taxes	84,290
Net earnings increase (decrease)	$20,056

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 9/30/18	$295,000	$273,000
Net earnings increase	20,056	20,056
After conversion	$315,056	$293,056

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 9/30/18	$12,239,000	$12,239,000
Net cash conversion proceeds	12,810,000	12,810,000
MHC consolidation	0	0
After conversion	$25,049,000	$25,049,000

5.	Comparative Pro Forma Assets

Before conversion - 9/30/18	$98,070,000
Net cash conversion proceeds	12,810,000
MHC consolidation	0
After conversion	$110,880,000

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans..

(3) ESOP and RRP are omitted from net worth.

132

Exhibit 49

KELLER & COMPANY

Columbus, Ohio

614-766-1426

Projected effect of conversion proceeds

Eureka homestead Bancorp, inc.

Offering at the maximum

1.	Gross Offering Proceeds

Offering proceeds (1)	18,400,000
Less: Estimated offering expenses	1,270,000
Net offering proceeds	$17,130,000

2.	Generation of Additional Income

Net offering proceeds	$17,130,000
Less: Stock-based benefit plans (2)	2,208,000
Less: MHC capitalization	0
Net offering proceeds invested	$14,922,000

Investment rate, after taxes	1.92%

Earnings increase - return on proceeds invested	$286,458
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	46,515
Less: Stock-based incentive plan expense, net of taxes	116,288
Less: Option expense, net of applicable taxes	96,933
Net earnings increase (decrease)	$26,721

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 9/30/18	$295,000	$273,000
Net earnings increase	26,721	26,721
After conversion	$321,721	$299,721

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 9/30/18	$12,239,000	$12,239,000
Net cash conversion proceeds	14,922,000	14,922,000
MHC consolidation	0	0
After conversion	$27,161,000	$27,161,000

5.	Comparative Pro Forma Assets

Before conversion - 9/30/18	$98,070,000
Net cash conversion proceeds	14,922,000
MHC consolidation	0
After conversion	$112,992,000

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans..

(3) ESOP and RRP are omitted from net worth.

133

Exhibit 50

KELLER & COMPANY

Columbus, Ohio

614-766-1426

Projected effect of conversion proceeds

Eureka homestead Bancorp, inc.

Offering at the maximum, as adjusted

1.	Gross Offering Proceeds

Offering proceeds (1)	$21,160,000
Less: Estimated offering expenses	1,270,000
Net offering proceeds	$19,890,000

2.	Generation of Additional Income

Net offering proceeds	$19,890,000
Less: Stock-based benefit plans (2)	2,539,200
Less: MHC capitalization	0
Net offering proceeds invested	$17,350,800

Investment rate, after taxes	1.92%

Earnings increase - return on proceeds invested	$333,083
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	53,492
Less: Stock-based incentive plan expense, net of taxes	133,731
Less: Option expense, net of applicable taxes	111,473
Net earnings increase (decrease)	$34,387

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 9/30/18	$295,000	$273,000
Net earnings increase	34,387	34,387
After conversion	$329,387	$307,387

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 9/30/18	$12,239,000	$12,239,000
Net cash conversion proceeds	17,350,800	17,350,800
MHC consolidation	0	0
After conversion	$29,589,800	$29,589,800

5.	Comparative Pro Forma Assets

Before conversion - 9/30/18	$98,070,000
Net cash conversion proceeds	17,350,800
MHC consolidation	0
After conversion	$115,420,800

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans..

(3) ESOP and RRP are omitted from net worth.

134

Exhibit 51

KELLER & COMPANY

Columbus, Ohio

614-766-1426

MINORITY OFFERING SUMMARY OF VALUATION PREMIUM OR DISCOUNT

EUREKA HOMESTEAD BANCORP, INC.

		Premium or (discount)
		from comparable group.
	Eureka Homestead Bancorp, Inc.	Average	Median

Midpoint:
Price/earnings	46.88%	114.89%	204.74%
Price/book value	63.86%*	-41.81%	-43.17%
Price/assets	14.43%	19.11%	22.44%
Price/tangible book value	63.86%	-44.95%	-45.37%
Price/core earnings	50.40%	101.22%	197.02%

Minimum of range:
Price/earnings	40.71%	86.60%	164.63%
Price/book value	59.28%*	-45.99%	-47.24%
Price/assets	12.50%	3.21%	6.10%
Price/tangible book value	59.28%	-48.90%	-49.29%
Price/core earnings	43.84%	75.02%	158.34%

Maximum of range:
Price/earnings	52.80%	142.00%	243.19%
Price/book value	67.75%*	-38.27%	-39.70%
Price/assets	16.28%	34.41%	38.18%
Price/tangible book value	67.75%	-41.60%	-42.04%
Price/core earnings	56.68%	126.26%	233.98%

Super maximum of range:
Price/earnings	59.31%	171.83%	285.49%
Price/book value	71.53%*	-34.83%	-36.34%
Price/assets	18.33%	51.32%	55.56%
Price/tangible book value	71.53%	-38.34%	-38.81%
Price/core earnings	63.55%	153.71%	274.49%

* Represents pricing ratio associated with primary valuation method.

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ALPHABETHICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North, Suite 524	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading firms in the U.S. with regard to the completion of ESOP valuations for financial institutions and prepares over 25 ESOP valuations a year. Keller is also one of the leading conversion appraisal firms in the United States.

Keller has on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States as well as daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an experienced appraiser of financial institutions for filing conversion appraisals with the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations.

Each of the firm's senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

136

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

137

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O'Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O'Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O'Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O'Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O'Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O'Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

138

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer's primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

139

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

2/27/19	/s/ Michael R. Keller
Date	Michael R. Keller

140

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, Eureka Homestead, in the amount of $30,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

/s/ MICHAEL R. KELLER
MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 25th day of February 2019.

/s/ JANET M. MOHR
NOTARY PUBLIC

141